EXHIBIT 2(d)

Description of Securities Registered Under Section 12 of the Exchange Act
As of December 31, 2021, Lloyds Banking Group plc (“LBG,” the “Company,” “we,” “us” and “our”) had the following series of securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol	Name of each exchange on which registered
Ordinary shares of nominal value 10 pence each, represented by American Depositary Shares		The New York Stock Exchange
1.985% Fixed Rate Reset Subordinated Debt Securities	*	The New York Stock Exchange
3.369% Fixed Rate Reset Subordinated Debt Securities		The New York Stock Exchange
4.344% Subordinated Securities due in 2048	LYG48A	The New York Stock Exchange
5.300% Subordinated Securities due 2045	LYG45	The New York Stock Exchange
3.574% Senior Notes due in 2028 (callable in 2027)	LYG28A	The New York Stock Exchange
4.375% Senior Notes due 2028	LYG28B	The New York Stock Exchange
4.550% Senior Notes due 2028	LYG28C	The New York Stock Exchange
3.750% Senior Notes due 2027	LYG27	The New York Stock Exchange
1.627% Senior Callable Fixed-to-Fixed Rate Notes due 2027	LYG27A	The New York Stock Exchange
4.650% Subordinated Securities due 2026	LYG26	The New York Stock Exchange
4.450% Senior Notes due 2025	LYG25A	The New York Stock Exchange
4.582% Subordinated Securities due 2025	LYG25	The New York Stock Exchange
3.500% Senior Notes due 2025	LYG25	The New York Stock Exchange
3.900% Senior Notes due 2024	LYG24A	The New York Stock Exchange
0.695% Senior Callable Fixed-to-Fixed Rate Notes due 2024	LYG24B	The New York Stock Exchange
4.500% Subordinated Securities due 2024	LYG24	The New York Stock Exchange
4.050% Senior Notes due 2023	LYG23A	The New York Stock Exchange
2.858% Senior Callable Fixed-to-Floating Rate Notes due 2023	LYG23B	The New York Stock Exchange
2.907% Senior Notes due 2023 (callable in 2022)	LYG23	The New York Stock Exchange
3.000% Senior Notes due 2022	LYG22	The New York Stock Exchange
2.438% Senior Callable Fixed-to-Fixed Rate Notes due 2026	LYG26A	The New York Stock Exchange
3.870% Senior Callable Fixed-to-Fixed Rate Notes due 2025	LYG25B	The New York Stock Exchange
1.326% Senior Callable Fixed-to-Fixed Rate Notes due 2023	LYG23C	The New York Stock Exchange

*Pending application for listing with the New York Stock Exchange
Capitalized terms used but not defined herein have the meanings given to them in LBG’s annual report on Form 20-F for the fiscal year ended December 31, 2021 (the “2021 Annual Report”).
Ordinary Shares
The following is a summary of the material terms of the ordinary shares of nominal value of £0.10, as set forth in our Articles of Association and the material provisions of U.K. law. This description is a summary and does not purport to be complete. You are encouraged to read our Articles of Association, which are filed as an exhibit to the

Group’s Annual Report on Form 20-F for the fiscal year ended December 31, 2021, incorporated by reference into this document.

Share Capital
As at December 31, 2021, the number of shares outstanding was as follows:

Class of Share	number (in thousands)	amount (in £m)
Ordinary shares, nominal value of 10 pence each	71,022,593	7,102.26
Preference shares, nominal value of 25 pence each	343,414	86.85
Preference shares, nominal value of 25 cents each	87	0.02
Preference shares, nominal value of 25 euro cents each	-	-

Please refer to pages [154]-[159] of the 2021 Annual Report for a summary of the material provisions of LBG’s Articles of Association.
American Depositary Shares
Please refer to pages 7-14 of Exhibit 2(d) of the Group’s Annual Report on Form 20-F for the fiscal year ended December 31, 2019 (the “2019 Annual Report”).

Debt Securities
Each series of notes listed on the New York Stock Exchange and set forth on the cover page to LBG’s annual report on Form 20-F for the fiscal year ended December 31, 2021 has been issued by Lloyds Banking Group plc. Each of these series of notes was issued pursuant to an effective registration statement and a related prospectus and prospectus supplement (if applicable) setting forth the terms of the relevant series of notes.
The following table sets forth the dates of the registration statements, dates of the base prospectuses and dates of issuance for each relevant series of notes (the “Notes”).

Date of Base Prospectus	Series	Registration Statement	Date of Issuance
December 9, 2021	3.369% Fixed Rate Reset Subordinated Debt Securities	333-260953	December 14, 2021
June 3, 2019	1.985% Fixed Rate Reset Subordinated Debt Securities	333-231902	June 15, 2021
June 3, 2019	1.627% Senior Callable Fixed-to-Fixed Rate Notes due 2027	333-231902	March 11, 2021
June 3, 2019	0.695% Senior Callable Fixed-to-Fixed Rate Notes due 2024	333-231902	March 11, 2021
June 3, 2019	1.326% Senior Callable Fixed-to-Fixed Rate Notes due 2023	333-231902	June 8, 2020
June 3, 2019	3.870% Senior Callable Fixed-to-Fixed Rate Notes due 2025	333-231902	April 2, 2020
June 3, 2019	2.438% Senior Callable Fixed-to-Fixed Rate Notes due 2026	333-231902	January 29, 2020
June 3, 2019	2.858% Senior Callable Fixed-to-Floating Rate Notes due 2023	333-231902	September 10, 2019
June 2, 2016	3.900% Senior Notes Due 2024	333-211791	March 5, 2019
June 2, 2016	4.050% Senior Notes due 2023	333-211791	August 9, 2018
June 2, 2016	4.550% Senior Notes due 2028	333-211791	August 9, 2018
June 2, 2016	Floating Rate Senior Notes due 2021	333-211791	June 14, 2018
June 2, 2016	3.300% Senior Notes due 2021	333-21179	May 1, 2018
June 2, 2016	Floating Rate Senior Notes due 2021	333-211791	May 1, 2018
June 2, 2016	4.450% Senior Notes due 2025	333-211791	May 1, 2018
June 2, 2016	4.375% Senior Notes due 2028	333-211791	March 15, 2018
June 2, 2016	4.344% Subordinated Securities due in 2048	333-211791	January 4, 2018
June 2, 2016	3.574% Senior Notes due in 2028 (callable in 2027)	333-211791	October 31, 2017

June 2, 2016	2.907% Senior Notes due 2023 (callable in 2022)	333-211791	October 31, 2017
June 2, 2016	3.000% Senior Notes due 2022	333-211791	January 4, 2017
June 2, 2016	3.750% Senior Notes due 2027	333-211791	January 4, 2017
June 2, 2016	3.100% Senior Notes due 2021	333-211791	June 30, 2016
June 7, 2013	4.650% Subordinated Securities due 2026	333-189150	March 17, 2016
June 7, 2013	3.500% Senior Notes due 2025	333-189150	May 11, 2015
June 7, 2013	4.500% Subordinated Securities due 2024	333-189150	October 29, 2014
November 4, 2016	5.300% Subordinated Securities due 2045	333-214016	November 4, 2016
November 4, 2016	4.582% Subordinated Securities due 2025	333-214016	November 4, 2016

The following descriptions of our Notes is a summary and does not purport to be complete and is qualified in its entirety by the full terms of the Notes and the relevant indenture thereto, which are available at www.sec.com. The description is organized by each base prospectus and includes the description of notes for each issuance there under. References to “accompanying prospectus” refers to the relevant base prospectus for the issuance. To the extent language in the prospectus supplement modifies language in the base prospectus or there is any inconsistency between the information in the base prospectus and the prospectus supplement, the terms of the prospectus supplement govern.
A. Prospectus – Offer to Exchange 3.369% Fixed Rate Reset Subordinated Debt Securities due 2046 with a call date in 2041 for American Depositary Shares (“ADSs”) representing LBG’s 6.413% Non-Cumulative Fixed to Floating Rate Preference Shares, ADSs representing LBG’s 6.657% Non-Cumulative Fixed to Floating Rate Preference Shares, 6.00% Subordinated Notes due 2033 issued by HBOS plc, LBG’s 4.582% Subordinated Debt Securities due 2025 and LBG’s 4.500% Fixed Rate Subordinated Debt Securities due 2024:
DESCRIPTION OF THE NEW NOTES

The following is a summary of certain terms of the New Notes. It does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Subordinated Debt Securities Indenture dated as of November 4, 2014 (the “Subordinated Indenture”), between LBG as Issuer and The Bank of New York Mellon acting through its London Branch as Trustee, as supplemented by a Ninth Supplemental Indenture which we expect to be dated as of the Settlement Date (the “Ninth Supplemental Indenture”). The Subordinated Indenture, together with the Ninth Supplemental Indenture are together referred to herein as the “Indenture”.

The New Notes will mature on December 14, 2046 (the “Maturity Date”). Interest will accrue on the New Notes (1) from (and including) the Issue Date (as defined herein) to (but excluding) December 14, 2041 (the “Reset Date”), at a rate per annum equal to (a) the yield, rounded to three decimal places when expressed as a percentage and calculated by the Dealer Managers in accordance with standard market practice, that corresponds to the bid-side price of 1.750% U.S. Treasury Notes due August 15, 2041 as of the Pricing Time as displayed on the Bloomberg Government Pricing Monitor page FIT1 (or any recognized quotation source selected by Lloyds Banking Group (“LBG”) in its sole discretion if such quotation report is not available or is manifestly erroneous) plus (b) a fixed spread of 150 basis points (which translates to a per annum interest of 3.369%) (the “Initial Interest Rate”), and (2) from (and including) the Reset Date to (but excluding) the Maturity Date (the “Reset Period”), at a rate per annum calculated by the Calculation Agent on the Reset Determination Date (as defined below) as being equal to the sum of the applicable U.S. Treasury Rate (as defined below) and 1.50% (the “Margin”), such sum being converted to a semi-annual rate in accordance with market convention (rounded to three decimal places, with 0.0005 rounded down) (the “Reset Rate of Interest”). Interest will be payable semi-annually in arrears on June 14 and December 14 of each year (each, an “Interest Payment Date”), commencing on June 14, 2022 to (and including) maturity. Interest will be paid to holders of record of the New Notes as of 15 calendar days immediately preceding the related Interest Payment Date, as applicable, whether or not a Business Day.

Interest on the New Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such period. If any scheduled Interest Payment Date is not a Business Day, we will pay interest on the next Business Day, but interest on that payment will not accrue during the period from and after the scheduled Interest Payment Date. If the scheduled maturity date or date of redemption or repayment is not a Business Day, we may pay interest and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

All calculations of the Calculation Agent, in the absence of manifest error, will be conclusive for all purposes and binding on LBG, the Calculation Agent, the Trustee, the Paying Agent and on the holders of the New Notes.

All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards) unless otherwise specified herein.

The Reset Rate of Interest will in no event be higher than the maximum rate permitted by law or lower than 0% per annum.

In this description of the New Notes, the following expressions have the following meanings:

“Applicable Regulations” means, at any time, the laws, regulations, requirements, guidelines and policies relating to capital adequacy and prudential supervision (including, without limitation, as to leverage) then in effect in the United Kingdom including, without limitation to the generality of the foregoing (and for so long as the same are applicable in the United Kingdom), any delegated or implementing acts (such as regulatory technical standards) adopted by the European Commission and any regulations, requirements, guidelines and policies relating to capital adequacy adopted by the Relevant Regulator, from time to time (whether or not such requirements, guidelines or policies are applied generally or specifically to LBG or the Group (as defined below)).

“Business Day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York or in the City of London.

“Capital Disqualification Event” shall be deemed to have occurred if at any time LBG determines that there is a change (which has occurred or which the Relevant Regulator considers to be sufficiently certain) in the regulatory classification of the New Notes which becomes effective after December 14, 2021 (the “Issue Date”) and that results, or would be likely to result, in the entire principal amount of the New Notes being excluded from the Tier 2 Capital of LBG and/or the Group (other than as a result of any applicable limitation on the amount of such capital).

“Group” means LBG and its subsidiaries and subsidiary undertakings from time to time.

“Relevant Regulator” means the Bank of England acting as the Prudential Regulation Authority through its Prudential Regulation Committee or such other governmental authority in the United Kingdom (or if LBG becomes domiciled in a jurisdiction other than the United Kingdom, in such other jurisdiction) having primary supervisory authority with respect to LBG and/or the Group in such circumstances.

“Reset Determination Date” means the second Business Day immediately preceding the Reset Date.

“Senior Creditors” means in respect of LBG (i) creditors of LBG whose claims are admitted to proof in the winding-up or administration of LBG and who are unsubordinated creditors of LBG and (ii) creditors of LBG whose claims are or are expressed to be subordinated to the claims of other creditors of LBG (other than those whose claims constitute, or would, but for any applicable limitation on the amount of such capital, constitute Tier 1 Capital or Tier 2 Capital of LBG, or whose claims rank or are expressed to rank pari passu with, or junior to, the claims of holders of the New Notes).

“Tier 1 Capital” has the meaning given to it by the Relevant Regulator from time to time.

“Tier 2 Capital” has the meaning given to it by the Relevant Regulator from time to time.

Determination of U.S. Treasury Rate

“U.S. Treasury Rate” means, with respect to the Reset Date, the rate per annum equal to: (1) the yield on actively traded U.S. Treasury securities adjusted to constant maturity on the Reset Determination Date and appearing under the caption “Treasury constant maturities” on the Reset Determination Date in the applicable most recently published statistical release designated “H.15 Daily Update”, or any successor publication that is published by the Board of Governors of the Federal Reserve System that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, under the caption “Treasury Constant Maturities”, for the maturity of five years; or (2) if such release (or any successor release) is not published on the Reset Determination Date, or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Reset Date.

The U.S. Treasury Rate shall be calculated by the Calculation Agent (as defined below).

If the U.S. Treasury Rate cannot be determined, for whatever reason, as described under (1) or (2) above, “U.S. Treasury Rate” means the rate in percentage per annum as notified by the Calculation Agent to LBG equal to the yield on U.S. Treasury securities having a maturity of five years as set forth in the most recently published statistical release designated “H.15 Daily Update” under the caption “Treasury constant maturities” (or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities” for the maturity of five years) on the Reset Determination Date.

“Calculation Agent” means The Bank of New York Mellon, London Branch, or its successor appointed by LBG from time to time in accordance with the Calculation Agent Agreement between the Company and The Bank of New York Mellon, London Branch, dated as of the Issue Date.

“Comparable Treasury Issue” means, with respect to the Reset Period, the U.S. Treasury security or securities selected by LBG with a maturity date on or about the last day of the Reset Period and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and having a maturity of five years.

“Comparable Treasury Price” means, with respect to the Reset Date, (i) the arithmetic average of the Reference Treasury Dealer Quotations for the Reset Date received by LBG (calculated on the Reset Determination Date), after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if fewer than five such Reference Treasury Dealer Quotations are received by LBG, the arithmetic average of all such quotations, or (iii) if fewer than two such Reference Treasury Dealer Quotations are received by LBG, then such Reference Treasury Dealer Quotation as quoted in writing to LBG by a Reference Treasury Dealer.

“Reference Treasury Dealer” means each of up to five banks selected by LBG, or the affiliates of such banks, which are (i) primary U.S. Treasury securities dealers, and their respective successors (as long as such successors are also primary U.S. Treasury securities dealers), or (ii) market makers in pricing comparable corporate bond issues denominated in U.S. dollars.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and the Reset Date, the arithmetic average, as determined by the Calculation Agent, of the bid and offered prices for the applicable Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, at 11:00 a.m. (New York City time), on the Reset Determination Date.

General

The New Notes will constitute our direct, unconditional, unsecured, unguaranteed and subordinated obligations ranking pari passu without any preference among themselves and ranking junior in right of payment to the claims of any existing and future unsecured and unsubordinated indebtedness of LBG. In a winding up or in the event that an administrator has been appointed in respect of us and notice has been given that it intends to declare and distribute a dividend, all amounts due in respect of or arising under (including any damages awarded for breach of any obligations under) the New Notes will be subordinated to, and subject in right of payment to the prior payment in full of, all claims of all Senior Creditors.

The rights and claims of the holders of the New Notes shall rank at least pari passu with the claims of holders of all obligations of LBG which constitute, or would but for any applicable limitation on the amount of such capital constitute, Tier 2 Capital of LBG and in priority to (1) the claims of holders of all obligations of LBG which constitute Tier 1 Capital of LBG, (2) the claims of holders of all undated or perpetual subordinated obligations of LBG and (3) the claims of holders of all share capital of LBG.

In addition, because we are a holding company, our rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, including in the case of bank subsidiaries, their depositors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

The New Notes will constitute a separate series of subordinated debt securities issued under the indenture dated as of November 4, 2014 (the “Subordinated Indenture”) between us and The Bank of New York Mellon acting through its London Branch, as trustee (the “Trustee”), as amended by a ninth supplemental indenture to be dated as of the Issue Date (the “Ninth Supplemental Indenture” and, together with the Subordinated Indenture, the “Indenture”) between us and the Trustee. Book-entry interests in the New Notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the New Notes in fully registered form. The New Notes will be represented by one or more global securities in the name of a nominee of The Depository Trust Company (“DTC”). You will hold beneficial interest in the New Notes through DTC and its participants. We expect the New Notes to be delivered through the facilities of DTC on the Issue Date. For a more detailed summary of the form of the New Notes and settlement and clearance arrangements, you should read “—Form of New Notes; Book-Entry System”. Indirect holders trading their beneficial interests in the New Notes through DTC must trade in DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading will occur in the ordinary way following the applicable rules and clearing system and operating procedures of DTC, including those of its indirect participants, Euroclear and Clearstream, Luxembourg.

Definitive debt securities will only be issued in limited circumstances described under “—Form of New Notes; Book-Entry System”.

Payment of principal of and interest on the New Notes, so long as the New Notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

All payments in respect of the New Notes by us or our paying agent will be made subject to any deduction or withholding that may be imposed or levied by any jurisdiction. Except as provided under “—Payment of Additional Amounts”, no additional amounts will be paid on the New Notes with respect to any such amounts withheld. For the avoidance of doubt, notwithstanding anything to the contrary herein, if by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted or issued in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement, any of us, the Trustee, our paying agent or another withholding agent deducts and withholds from any amount payable on, or in respect of, the New Notes, the amounts so deducted or withheld shall be treated as having been paid to the holder of the New Notes, and no additional amounts will be paid on account of any such deduction or withholding. Neither we, the Trustee nor our paying agent shall have any liability in connection with our compliance with any such withholding obligation under applicable law.

Agreement with Respect to the Exercise of U.K. Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the New Notes by acquiring or holding the New Notes, each holder (including each beneficial owner) of the New Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the New Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the New Notes into shares or other securities or other obligations of LBG or another person (and the issue to or conferral on the holder of such shares, securities or obligations), including by means of amendment, modification or variation of the terms of the New Notes; and/or (iii) the amendment or alteration of the maturity of the New Notes, or amendment of the amount of interest due on the New Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; any U.K. bail-in power may be exercised by means of variation of the terms of the New Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable (including principal that has become due and payable at the maturity date), but which have not been paid, prior to the exercise of any U.K. bail-in power. Each holder and each beneficial owner of the New Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the New Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

For these purposes, a “U.K. bail-in power” is any write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to us and the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted in the United Kingdom within the context of the U.K. resolution regime under the Banking Act as the same has been or may be amended from time to time (whether pursuant to the Banking Reform Act 2013, secondary legislation or otherwise), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power).

According to the principles contained in the Banking Act, we expect that the relevant U.K. resolution authority would exercise its U.K. bail-in power in respect of the New Notes having regard to the hierarchy of creditor claims and that the holder or beneficial owner of the New Notes would be treated equally in respect of the exercise of the U.K. bail-in power with all other claims that would rank pari passu with the New Notes upon an insolvency of LBG.

No repayment of the principal amount of the New Notes or payment of interest on the New Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom applicable to us or other members of the Group. See also “Risk Factors—Under the terms of the New Notes, you will agree to be bound by and consent to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.”

Neither a reduction or cancellation, in part or in full, of the principal amount of, or interest on, the New Notes or the conversion thereof into another security or obligation of LBG or another person, as a result of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to LBG, nor the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the New Notes will be a default or an event of default for any purpose.

LBG’s obligations to indemnify the Trustee in accordance with the Section 6.07 of the Subordinated Indenture shall survive the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the New Notes.

By its acquisition of the New Notes, each holder and each beneficial owner of the New Notes to the extent permitted by the Trust Indenture Act of 1939, as amended (the “TIA”), waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the New Notes.

By its acquisition of the New Notes, each holder and each beneficial owner of the New Notes acknowledges and agrees that:

(i) the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the New Notes shall not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the TIA, as amended;

(ii) upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, the Trustee shall not be required to take any further directions from holders of the New Notes under Section 5.12 (Control by Holders) of the Subordinated Indenture, which section authorizes holders of a majority in aggregate outstanding principal amount of the New Notes to direct certain actions relating to the New Notes. The Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, the New Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of the New Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the New Notes following such completion to the extent that LBG and the Trustee agree pursuant to a supplemental indenture, unless LBG and the Trustee agree that a supplemental indenture is not necessary; and

(iii) it shall be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the New Notes and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such New Notes to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the New Notes as it may be imposed, without any further action or direction on the part of such holder or beneficial owner or the Trustee.

Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the New Notes, we shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying holders and beneficial owners of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes only.

For a discussion of certain risk factors relating to the U.K. bail-in power, see “Risk Factors—Risks relating to the New Notes”.

Events of Default; Default; Limitation of Remedies

Events of Default

An “Event of Default” with respect to the New Notes shall result if either:

a court of competent jurisdiction makes an order which is not successfully appealed within 30 days; or

an effective shareholders’ resolution is validly adopted for the winding-up of LBG other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

The exercise of any U.K. bail-in power by the relevant U.K. resolution authority shall not constitute an Event of Default.

If an Event of Default occurs and is continuing, the Trustee or the holder or holders of at least 25% in aggregate principal amount of the New Notes may declare to be due and payable immediately in accordance with the terms of the Indenture the principal amount of, any accrued but unpaid payments. However, after such declaration but before the Trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the New Notes may rescind or annul the declaration of acceleration and its consequences, but only if all Events of Default have been cured or waived and all payments due, other than those due as a result of acceleration, have been made.

Defaults

In addition to Events of Default, the Indenture also separately provides for Defaults. It shall be a “Default” with respect to the New Notes if:

any installment of interest upon any New Notes is not paid on or before the date specified for its payment in the Indenture and such failure continues for 14 days; or

all or any part of the principal of the New Notes is not paid when it becomes due and payable, whether upon redemption or otherwise, and such failure continues for seven days.

If a Default occurs and is continuing, the Trustee may commence a proceeding in Scotland (but not elsewhere) for the winding-up of LBG.

However, a failure to make any payment on the New Notes shall not be a Default if it is withheld or refused in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction and LBG delivers an opinion of counsel to the Trustee with that conclusion, at any time before the expiry of the applicable 14 day or seven day period by independent legal advisers.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the New Notes.

By accepting the New Notes, each holder and the Trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the New Notes or the Indenture (or between obligations which LBG may have under or in respect of any New Notes and any liability owed by a holder or the Trustee to LBG) that they might otherwise have against LBG, whether before or during the winding-up or liquidation of LBG.

Events of Default and Defaults–General

The holder or holders of not less than a majority in aggregate principal amount of the New Notes may waive any past Event of Default or Default with respect to the New Notes, except an Event of Default or Default in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any New Notes or a covenant or provision of the Indenture which cannot be modified or amended without the consent of each holder of New Notes.

Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default or a Default occurs and is continuing with respect to the New Notes, the Trustee will be under no obligation to take direction from any holder or holders of the New Notes, unless they have offered reasonable indemnity to the Trustee. Subject to the Indenture provisions for the indemnification of the Trustee, the holder or holders of a majority in aggregate principal amount of the outstanding New Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the New Notes, if the direction is not in conflict with any rule of law or with the Indenture and does not expose the Trustee to undue risk and the action would not be unjustly prejudicial to the holder or holders of the New Notes of such series not taking part in that direction. The Trustee may take any other action that it deems proper which is not inconsistent with that direction.

The Indenture provides that the Trustee will, within 90 days after the occurrence of an Event of Default or a Default with respect to the New Notes, give to each holder of the New Notes notice of the Event of Default or Default known to it, unless the Event of Default or Default, has been cured or waived; provided that the Trustee shall be protected in withholding notice (except for a payment default) if it determines in good faith that withholding notice is in the interest of the holders of the New Notes.

We are required to furnish to the Trustee a statement as to our compliance with all conditions and covenants under the Indenture (i) annually, and (ii) within five Business Days of a written request from the Trustee.

Additional Issuances

We may, without the consent of the holders of the New Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the New Notes described in this prospectus except for the price to the public, issue date and first Interest Payment Date, provided however that such additional notes that form part of the same series as the New Notes must be fungible with the outstanding New Notes for U.S. federal income tax purposes. Any such additional notes, together with the New Notes offered by this prospectus, will constitute a single series of securities under the Indenture. There is no limitation on the amount of New Notes or other debt securities that we may issue under the Indenture.

Optional Redemption

The New Notes will, subject to the satisfaction of the conditions described under “—Conditions to Redemption, Purchase, Substitution or Variation” below, be redeemable in whole, but not in part, at the option of LBG on any day falling in the period commencing on (and including) September 14, 2041 and ending on (and including) the Reset Date at 100% of their principal amount, together with any accrued and unpaid interest on the New Notes (“Accrued Interest”) to, but excluding, the date fixed for redemption.

Notice of any optional redemption of the New Notes will be given to holders not less than 15 nor more than 30 calendar days prior to the date fixed for redemption in accordance with “—Conditions to Redemption, Purchase, Substitution or Variation” below, and to the Trustee at least five (5) Business Days prior to the date notice is sent to holders, unless a shorter notice period shall be satisfactory to the Trustee.

Tax Redemption

If at any time a Tax Event has occurred, LBG may, subject to the satisfaction of the conditions described under “—Conditions to Redemption, Purchase, Substitution or Variation” below, redeem the New Notes, in whole but not in part, at any time, at 100% of their principal amount, together with any Accrued Interest to, but excluding, the date fixed for redemption.

A “Tax Event” will be deemed to have occurred if LBG determines that:

(1) as a result of a Tax Law Change, in making any payments on the New Notes, LBG has paid or will or would on the next payment date be required to pay any Additional Amounts to any holder pursuant to “—Payment of Additional Amounts” below and/or

(2) a Tax Law Change would:

result in LBG not being entitled to claim a deduction in respect of any payments (or its corresponding funding costs as recognized in its financial statements) in respect of the New Notes in computing its taxation liabilities or the amount or value of such deduction to LBG would be materially reduced;

prevent the New Notes from being treated as loan relationships for United Kingdom tax purposes;

as a result of the New Notes being in issue, result in LBG not being able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which it is or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as of the Issue Date or any similar system or systems having like effect as may from time to time exist);

result in a United Kingdom tax liability, or the receipt of income or profit which would be subject to United Kingdom tax, in respect of a write-down of the principal amount of the New Notes or the conversion of the New Notes into shares or other obligations of LBG (including, pursuant to the terms and conditions of the New Notes or as a result of the exercise of any regulatory powers under the Banking Act 2009); or

result in a New Note or any part thereof being treated as a derivative or an embedded derivative for United Kingdom tax purposes,

in each case, provided that, LBG could not avoid the foregoing in connection with the New Notes by taking measures reasonably available to it.

“Tax Law Change” means a change in, or amendment to, the laws or regulations of the United Kingdom, or any political subdivision or authority therein or thereof, having the power to tax, including any treaty to which the United Kingdom is a party, or any change in any generally published application or interpretation of such laws, including a decision of any court or tribunal, or any change in the generally published application or interpretation of such laws by any relevant tax authority or any generally published pronouncement by any tax authority, which change, amendment or pronouncement (x) (subject to (y)) becomes effective on or after the Issue Date, or (y) in the case of a change in law, if such change is enacted by United Kingdom Act of Parliament or implemented by statutory instrument, on or after the Issue Date.

Notice of any redemption of the New Notes due to the occurrence of a Tax Event will be given to holders not less than 30 nor more than 60 calendar days prior to the relevant redemption date in accordance with “—Conditions to Redemption, Purchase, Substitution or Variation” below, and to the Trustee at least five (5) Business Days prior to the date notice is sent to holders, unless a shorter notice period shall be satisfactory to the Trustee.

Prior to the giving of any notice of redemption, LBG must deliver to the Trustee (i) a legal opinion, in a form satisfactory to the Trustee, to the effect that a Tax Event has occurred, and (ii) an officer’s certificate confirming that (1) all the conditions necessary for redemption have occurred and that LBG could not avoid the consequences of the Tax Event by taking measures reasonably available to it, and (2) that LBG has demonstrated to the satisfaction of the Relevant Regulator that the relevant change or event is material and was not reasonably foreseeable by LBG on the Issue Date. The Trustee shall be entitled to accept such opinion and officer’s certificate without any further inquiry and without liability to any person, in which event such opinion and officer’s certificate shall be conclusive and binding on the Trustee and the holders of the New Notes.

Capital Disqualification Event Redemption

We may redeem the New Notes, in whole but not in part, at any time, upon not less than 30 calendar days’ nor more than 60 calendar days’ notice to the holders of the New Notes, if at any time immediately prior to the giving of the notice referred to above a Capital Disqualification Event has occurred. In the event of such a redemption, the redemption price of the New Notes will be 100% of their principal amount together with any accrued but unpaid interest to, but excluding, the date fixed for redemption. Any right of redemption will be subject to the conditions set forth under “—Conditions to Redemption, Purchase, Substitution or Variation” below.

Prior to the giving of any notice of redemption, LBG must deliver to the Trustee an officer’s certificate stating that (1) a Capital Disqualification Event has occurred, and (2) LBG has demonstrated to the satisfaction of the Relevant Regulator that the relevant change was not reasonably foreseeable by LBG as at the Issue Date. The Trustee shall be entitled to accept such officer’s certificate without any further inquiry, in which event such officer’s certificate shall be conclusive and binding on the Trustee and the holders of the New Notes.

Substitution or Variation

If a Capital Disqualification Event has occurred and is continuing, then LBG may, subject to “—Conditions to Redemption, Purchase, Substitution or Variation” below, but without any requirement for the consent or approval of the holders of the New Notes, at any time (whether before, on or following the Reset Date) either substitute all (but not some only) of the New Notes for, or vary the terms of the New Notes so that they remain or, as appropriate, become, Compliant Securities, and the Trustee shall (subject to the below) agree to such substitution or variation. Upon the expiry of such notice, LBG shall either vary the terms of or substitute the New Notes, as the case may be.

Notice of any substitution or variation of the New Notes due to the occurrence of a Capital Disqualification Event will be given to holders not less than 30 nor more than 60 calendar days prior to the date of substitution or variation (as applicable), and to the Trustee at least five (5) Business Days prior to the date of such notice to holders, unless a shorter notice period shall be satisfactory to the Trustee. Such notice shall specify the date fixed for substitution or, as the case may be, variation of the New Notes and shall, except as otherwise provided herein, be irrevocable.

Prior to the giving of any notice of substitution or variation, LBG must deliver to the Trustee an officer’s certificate stating that a Capital Disqualification Event has occurred, setting out the details thereof, and stating that the terms of the relevant Compliant Securities comply with the definition thereof. The Trustee shall be entitled to accept such officer’s certificate without any further inquiry and without liability to any person, in which event such officer’s certificate shall be conclusive and binding on the Trustee and the holders and beneficial owners of the New Notes.

“Compliant Securities” means securities issued directly by LBG that:

(a) have terms not materially less favorable to an investor than the terms of the New Notes (as reasonably determined by LBG in consultation with an investment bank or financial adviser of international standing (which in either case is independent of LBG)) and provided that LBG has delivered an officer’s certificate to such effect (including as to such consultation) to the Trustee (upon which the Trustee shall be entitled to rely without further inquiry and without liability to any person) prior to the issue or variation of the relevant securities);

(b) subject to (a) above (1) contain terms which comply with the then current requirements of the Relevant Regulator in relation to Tier 2 capital; (2) provide for the same interest rate and Interest Payment Dates from time to time applying to the New Notes; (3) rank pari passu with the ranking of the New Notes; (4) preserve any existing rights under the Indenture to any accrued interest or other amounts which have not been either paid or canceled; and (5) preserve the obligations of LBG as to payments of principal in respect of the New Notes, including (without limitation) as to the timing and amount of such payments;

(c) are (1) listed on the New York Stock Exchange or (2) listed on such other stock exchange as is a Recognized Stock Exchange at that time as selected by LBG; and

(d) where the New Notes which have been substituted or varied had a published rating (solicited by, or assigned with the cooperation of, LBG) from a Rating Agency immediately prior to their substitution or variation, each such Rating Agency has ascribed, or announced its intention to ascribe, an equal or higher published rating to the relevant Compliant Securities.

“Recognized Stock Exchange” means a recognized stock exchange as defined in section 1005 of the U.K. Income Tax Act 2007 as the same may be amended from time to time and any provision, statute or statutory instrument replacing the same from time to time.

Purchases

We may at any time, and from time to time, purchase New Notes in the open market or by tender or by private agreement in any manner and at any price or at differing prices. New Notes purchased or otherwise acquired by us may be (i) held, (ii) resold or (iii) at our sole discretion, surrendered to the Trustee for cancellation (in which case all New Notes so surrendered will forthwith be cancelled in accordance with applicable law and thereafter may not be re-issued or resold). Any such purchases will be subject to the conditions set forth under “—Conditions to Redemption, Purchase, Substitution or Variation” below.

Conditions to Redemption, Purchase, Substitution or Variation

Any redemption, purchase, substitution or variation of the New Notes prior to the maturity date is subject to:

(a) LBG giving notice to the Relevant Regulator and the Relevant Regulator granting permission to LBG to redeem, purchase, substitute or vary the New Notes, as the case may be (in each case to the extent, and in the manner, required by the relevant Applicable Regulations); and

(b) in respect of any redemption of the New Notes proposed to be made prior to the fifth anniversary of the date of issuance of the New Notes, if and to the extent then required under the Applicable Regulations: (A) in the case of an optional redemption due to a Tax Event, LBG having demonstrated to the satisfaction of the Relevant Regulator that the relevant change or event is material and was not reasonably foreseeable by LBG as at the Issue Date; or (B) in the case of redemption following the occurrence of a Capital Disqualification Event, LBG having demonstrated to the satisfaction of the Relevant Regulator that the relevant change was not reasonably foreseeable by LBG as at the Issue Date;

(c) if and to the extent then required under the Applicable Regulations, either: (A) LBG having replaced the New Notes with instruments qualifying as own funds of equal or higher quality on terms that are sustainable for the income capacity of LBG; or (B) (save in the case of sub-paragraph (d)(A) below) LBG demonstrating to the satisfaction of the Relevant Regulator that the own funds and eligible liabilities of LBG would, following such redemption, purchase, substitution or variation exceed its minimum applicable capital requirements (including any applicable buffer requirements) by a margin that the Relevant Regulator considers necessary at such time; and

(d) in the case of any purchase prior to the fifth anniversary of the date of issuance of the New Notes, in addition to satisfying either of the conditions specified in paragraph (c) above, either: (A) LBG having, before or at the same time as such purchase, replaced the New Notes with own funds instruments of equal or higher quality at terms that are sustainable for the income capacity of LBG, and the Relevant Regulator having permitted such action on the basis of the determination that it would be beneficial from a prudential point of view and justified by exceptional circumstances; or (B) the relevant New Notes being purchased for market-making purposes in accordance with the Applicable Regulations.

Notwithstanding the above conditions, if, at the time of any redemption, purchase, substitution or variation, the then-prevailing Applicable Regulations permit the repayment or purchase only after compliance with one or more alternative or additional preconditions to those set out above, LBG shall comply with such other and/or, as appropriate, additional pre-condition(s).

Modification and Waiver

We and the Trustee may make certain modifications and amendments to the Indenture without the consent of the holders of the New Notes. Other modifications and amendments may be made to the Indenture with the consent of the holder or holders of not less than two-thirds in aggregate outstanding principal amount of the New Notes outstanding that are affected by the modification or amendment. However, no modifications or amendments may be made without the consent of the holder of each New Note affected that would:

change the stated maturity of the principal amount of any New Note;

reduce the principal amount of, or the interest rates on, any New Note;

change any obligation to pay Additional Amounts;

change the currency of payment;

impair the right to institute suit for the enforcement of any payment due and payable;

reduce the percentage in aggregate principal amount of outstanding New Notes necessary to modify or amend the Indenture or to waive compliance with certain provisions of the Indenture and any Event of Default or Default (as such terms are defined herein);

modify the subordination provisions or change the terms of our obligations in respect of the due and punctual payment of the amounts due and payable on the New Notes in a manner adverse to the holders; or

modify any of the above requirements.

In addition, variations in the terms and conditions of the New Notes, including modifications relating to subordination, redemption, an Event of Default or Default (as such terms are defined herein) require the permission of, or consent from, the PRA.

Payment of Additional Amounts

Amounts to be paid on New Notes will be made without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges or fees imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision thereof or authority thereof that has the power to tax (a “U.K. taxing jurisdiction”), unless such deduction or withholding is required by law. If at any time a U.K. taxing jurisdiction requires us to make such deduction or withholding, we will pay additional amounts with respect to withholding or deduction on payments of interest (but not principal or any other payments) on the New Notes (“Additional Amounts”) that are necessary in order that the net amounts paid to the holders of the New Notes, after the deduction or withholding, shall equal the amounts which would have been payable on the New Notes if the deduction or withholding had not been required. However, this will not apply to any such tax, levy, impost, duty, charge or fee which would not have been deducted or withheld but for the fact that:

the holder or the beneficial owner of the New Notes is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, a U.K. taxing jurisdiction or otherwise having some connection with the U.K. taxing jurisdiction other than the holding or ownership of the New Notes or the collection of any payment of, or in respect of, principal of, or any interest or other payment on, any New Notes;

except in the case of a winding-up in the United Kingdom, the New Notes are presented (where presentation is required) for payment in the United Kingdom;

the New Notes are presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the New Notes for payment at the close of that 30 day period;

the holder or the beneficial owner of the New Notes or the beneficial owner of any payment of or in respect of principal of, or any interest or other payment on, the New Notes failed to comply with a request by us or our liquidator or other authorized person addressed to the holder to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or to make any declaration or other similar claim to satisfy any requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of a U.K. taxing jurisdiction as a precondition to exemption from all or part of the tax, levy, impost, duty, charge or fee;

the deduction or withholding is imposed by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted or issued in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement; or

any combination of the above items,

nor shall Additional Amounts be paid with respect to any payment on the New Notes to any holder who is a fiduciary or partnership or settlor with respect to such fiduciary or a member of such partnership other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder.

Whenever we refer in this prospectus, in any context, to the payment of interest payments on the New Notes, we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.

Waiver of Right to Set-Off

Subject to applicable law, no holder or beneficial owner of the New Notes may exercise or claim any right of set-off, counterclaim, combination of accounts, compensation or retention in respect of any amount owed to it by LBG arising under, or in respect of, or in connection with the New Notes and each holder and beneficial owner of the New Notes shall, by virtue of its holding of any New Notes, be deemed to have waived any right of set-off, counterclaim, or combination of accounts, compensation and retention with respect to such New Note or the Indenture (or between our obligations under or in respect of any New Note and any liability owed by a holder or the Trustee to us) that they might otherwise have against us, whether before or during our winding up. Notwithstanding the provisions of the foregoing sentence, if any of the said rights and claims of any holder of any New Note against LBG is discharged by set-off, compensation or retention, such holder will immediately pay an amount equal to the amount of such discharge to LBG (or, in the event of winding-up or administration of LBG, the liquidator or, as applicable, the administrator of LBG) and accordingly such discharge will be deemed not to have taken place.

Trustee; Direction of Trustee

LBG’s obligations to reimburse and indemnify the Trustee in accordance with Section 6.07 of the Subordinated Indenture (as amended by the Ninth Supplemental Indenture) shall survive the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the New Notes and the Indenture.

By accepting the New Notes, each holder (including each beneficial owner) of the New Notes acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the New Notes under Section 5.12 (Control by Holders) of the Subordinated Indenture, and (b) neither the Subordinated Indenture nor the Ninth Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the New Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of such New Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the New Notes following such completion to the extent that LBG and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture.

In addition to the foregoing, the Trustee may decline to act or accept direction from holders unless it receives written direction from holders representing a majority in aggregate principal amount of the New Notes and security and/or indemnity satisfactory to the Trustee in its sole discretion. The Indenture shall not be deemed to require the Trustee to take any action which may conflict with applicable law, or which may be unjustly prejudicial to the holders not taking part in the direction, or which could subject the Trustee to risk or for which it is not indemnified to its satisfaction in its sole discretion.

The Trustee makes no representations regarding, and shall not be liable with respect to, the information set forth in this prospectus.

Subsequent Holders’ Agreement

Holders and beneficial owners of the New Notes that acquire the New Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the New Notes that acquire the New Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the New Notes related to the U.K. bail-in power.

Listing

We intend to apply for the listing of the New Notes on the New York Stock Exchange in accordance with its rules.

Governing Law

The Subordinated Indenture, the Ninth Supplemental Indenture and the New Notes are governed by, and construed in accordance with, the laws of the State of New York, except for the subordination and waiver of set-off provisions relating to the New Notes, which are governed by, and construed in accordance with, the laws of Scotland.

Form of New Notes; Book-Entry System

General

The New Notes shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with DTC, and will be registered in the name of such depositary or its nominee. Unless and until the New Notes are exchanged in whole or in part for other securities under the terms of the Indenture or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by DTC to a nominee or a successor of DTC.

Beneficial interests in the global debt securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream, Luxembourg.

The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.

So long as DTC, or its nominee, is the holder of a global debt security, DTC or its nominee will be considered the sole holder of such global debt security for all purposes under the Indenture. Except as described below under “—Issuance of Definitive Securities”, no participant, indirect participant or other person will be entitled to have New Notes registered in its name, receive or be entitled to receive physical delivery of New Notes in definitive form or be considered the owner or holder of the New Notes under the Indenture. Each person having an ownership or other interest in the New Notes must rely on the procedures of DTC, and, if a person is not a participant in DTC, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the Indenture or the New Notes.

Payments on Global Securities

Payments of any amounts in respect of the New Notes will be made by the Paying Agent upon receipt to DTC. Payments will be made to beneficial owners of the New Notes in accordance with the rules and procedures of DTC or its direct and indirect participants, as applicable. Neither we nor the Trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between DTC and any beneficial owner of an interest in the New Notes, or the failure of DTC or any intermediary to pass through to any beneficial owner any payments that we make to DTC.

The Clearing Systems

DTC has advised us as follows: DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. DTC has a Standard & Poor’s rating of AA+. DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Issuance of Definitive Securities

So long as DTC holds global securities in respect of the New Notes, such global securities will not be exchangeable for definitive securities unless:

DTC notifies the Trustee that it is unwilling or unable to continue to act as depositary for the New Notes or DTC ceases to be a clearing agency registered under the Exchange Act;

we are wound up and we fail to make a payment on the New Notes when due; or

at any time we determine at our option and in our sole discretion, that the global securities of the New Notes should be exchanged for definitive securities in registered form.

Each person having an ownership or other interest in the New Notes must rely exclusively on the rules or procedures of DTC and any agreement with any direct or indirect participant of DTC or any other securities intermediary through which that person holds its interest, to receive or direct the delivery of possession of any definitive security. The Indenture permits us to determine at any time and in our sole discretion that the New Notes shall no longer be represented by global securities. DTC has advised us that under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant. We would issue definitive certificates in exchange for any such beneficial interests withdrawn.

Definitive New Notes will be issued in registered form only. To the extent permitted by law, we, the Trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.

Payments in respect of definitive securities will be made to the person in whose name the definitive securities are registered as it appears in the register. Payments will be made in respect of the New Notes by check drawn on a bank in New York or, if the holder requests, by transfer to the holder’s account in New York. Definitive securities should be presented to the paying agent for redemption.

If we issue definitive New Notes in exchange for a particular global security, DTC, as holder of that global security, will surrender it against receipt of the definitive securities, cancel the book-entry securities, and distribute the definitive securities to the persons and in the amounts that DTC specifies pursuant to its internal procedures.

If definitive securities are issued in the limited circumstances described above, those securities (i) will be transferable only on the register for the New Notes, and (ii) may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of a paying agent. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three Business Days after the paying agent receives the certificate. The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the subordinated debt security register. The new certificate representing the securities that were transferred will be sent to the transferee within three Business Days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the securities represented by the certificate, to the address specified in the form of transfer.

Notices

All notices to holders of registered New Notes shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the subordinated debt security register maintained by the Subordinated Debt Security Registrar.

Consent to Service of Process

Under the Indenture, we irrevocably designated our Chief Legal Officer, currently at 1095 Avenue of the Americas, 34th Floor, New York, NY 10036, as the authorized agent for service of process in any legal action or proceeding arising out of or relating to the Indenture or any New Note brought in any federal or state court in the Borough of Manhattan, in The City of New York, New York and we and irrevocably submitted to the jurisdiction of those courts.

B. Base Prospectus - dated June 3, 2019:
Please refer to pages 15-28 of Exhibit 2(d) of the 2019 Annual Report.
1. Prospectus Supplement - 1.985% Fixed Rate Reset Subordinated Debt Securities due 2031:
DESCRIPTION OF THE SUBORDINATED NOTES

The following is a summary of certain terms of the Subordinated Notes. It supplements the description of the general terms of the debt securities of any series we may issue contained in the accompanying prospectus under the heading “Description of Debt Securities”. If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

The Subordinated Notes will be issued in an aggregate principal amount of £500,000,000 and will mature on December 15, 2031. Interest will accrue on the Subordinated Notes from (and including) the date of issuance to (but excluding) December 15, 2026 (the “Reset Date”), at a rate of 1.985% per annum (the “Initial Interest Rate”), and from (and including) the Reset Date to (but excluding) maturity (the “Reset Period”), at a rate per annum calculated by the Calculation Agent on the Reset Determination Date (as defined below) as being equal to the sum of the Reset Reference Rate (as defined below) (expressed as a rate per annum) and 1.600% (the “Margin”), such sum being converted to a semi-annual rate in accordance with market convention (rounded to three decimal places, with 0.0005 rounded down) (the “Reset Rate of Interest”). Interest will be payable semi-annually in arrears on June 15 and December 15 of each year (each, an “Interest Payment Date”), commencing on December 15, 2021 to (and including) maturity. Interest will be paid to holders of record of the Subordinated Notes in respect of the principal amount thereof outstanding at the close of business of the relevant Clearing System on the Clearing System Business Day immediately preceding the relevant Interest Payment Date, whether or not a Business Day.

Interest on the Subordinated Notes will be calculated on the basis of the number of days in the relevant period, from and including the date from which interest begins to accrue to, but excluding, the date on which it falls due, divided by the actual number of days in the interest period in which the relevant period falls (including the first such day but excluding the last). If any scheduled Interest Payment Date is not a Business Day, we will pay interest on the next Business Day, but interest on that payment will not accrue during the period from and after the scheduled Interest Payment Date. If the scheduled maturity date or date of redemption or repayment is not a Business Day, we may pay interest and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

All calculations of the Calculation Agent, in the absence of manifest error, will be conclusive for all purposes and binding on LBG, the Calculation Agent, the Trustee, the Paying Agent and on the holders of the Subordinated Notes.

All pounds sterling amounts used in or resulting from such calculations will be rounded to the nearest pence (with one half-pence being rounded upwards).

Notwithstanding the foregoing, if the Reset Rate of Interest in accordance with the foregoing provisions would otherwise be lower than 0% per annum, the Reset Rate of Interest will be 0% per annum.

There shall be no Deferred Payment Dates (as defined in the accompanying prospectus) in respect of the Subordinated Notes.

In this description of the Subordinated Notes, the following expressions have the following meanings:

“Applicable Regulations” means, at any time, the laws, regulations, requirements, guidelines and policies relating to capital adequacy and prudential supervision (including, without limitation, as to leverage) then in effect in the United Kingdom including, without limitation to the generality of the foregoing (and for so long as the same are applicable in the United Kingdom), any delegated or implementing acts (such as regulatory technical standards) adopted by the European Commission and any regulations, requirements, guidelines and policies relating to capital adequacy adopted by the Relevant Regulator, from time to time (whether or not such requirements, guidelines or policies are applied generally or specifically to LBG or the Group (as defined below)).

“Business Day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in London, England.

“Capital Disqualification Event” shall be deemed to have occurred if at any time LBG determines that there is a change (which has occurred or which the Relevant Regulator considers to be sufficiently certain) in the regulatory classification of the Subordinated Notes which becomes effective after June 15, 2021 (the “Issue Date”) and that results, or would be likely to result, in the entire principal amount of the Subordinated Notes being excluded from the Tier 2 Capital of LBG and/or the Group (other than as a result of any applicable limitation on the amount of such capital).

“Clearing System Business Day” means a day on which each of Euroclear and Clearstream, Luxembourg is open for business.

“Group” means LBG and its subsidiaries and subsidiary undertakings from time to time.

“London Banking Day” means any day (other than a Saturday, a Sunday or a public holiday) in which dealings in pounds sterling are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

“Relevant Regulator” means the Bank of England acting as the Prudential Regulation Authority through its Prudential Regulation Committee or such other governmental authority in the United Kingdom (or if LBG becomes domiciled in a jurisdiction other than the United Kingdom, in such other jurisdiction) having primary supervisory authority with respect to LBG and/or the Group in such circumstances.

“Reset Determination Date” means the second London Banking Day immediately preceding the Reset Date.

“Reset Reference Banks” means five leading gilt dealers in the principal interbank market relating to sterling selected by LBG.

“Reset Reference Rate” means in respect of the Reset Period, the gross redemption yield (as calculated by the Calculation Agent on the basis set out by the United Kingdom Debt Management Office in the paper “Formulae for Calculating Gilt Prices from Yields”, page 5, Section One: Price/Yield Formulae “Conventional Gilts”; Double dated and Undated Gilts with Assumed (or Actual) Redemption on a Quasi-Coupon Date (published 8 June 1998, as amended or updated from time to time) or if such basis is no longer in customary market usage at such time, in accordance with generally accepted market practice at such time) on a semi-annual compounding basis (converted to an annualized yield and rounded up (if necessary) to three decimal places) of the Benchmark Gilt in respect of the Reset Period, with the price of the Benchmark Gilt for the purpose of determining the gross redemption yield being the arithmetic average rounded (if necessary) to the nearest 0.001 per cent. (0.0005 per cent. being rounded upwards)) of the bid and offered prices of such Benchmark Gilt quoted by the Reset Reference Banks at 11:00 a.m. (London time) on the Reset Determination Date on a dealing basis for settlement on the next following dealing day in London. Such quotations shall be obtained by or on behalf of LBG and provided to the Calculation Agent. If at least four quotations are provided, the Reset Reference Rate will be determined by reference to the rounded arithmetic mean of the quotations provided, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). If only two or three quotations are provided, the Reset Reference Rate will be determined by reference to the rounded arithmetic mean of the quotations provided. If only one quotation is provided, the Reset Reference Rate will be determined by reference to the rounded quotation provided. If no quotations are provided, the Reset Reference Rate shall be the Initial Interest Rate less the Margin, where:

(i)	“Benchmark Gilt” means, in respect of the Reset Period, such United Kingdom government security customarily used in the pricing of new issues having a term of five years as LBG (on the advice of an investment bank of international repute) may determine to be appropriate following any guidance published by the International Capital Market Association at the relevant time; and

(ii)	“dealing day” means a day on which the London Stock Exchange plc (or such other stock exchange on which the Benchmark Gilt is at the relevant time listed) is ordinarily open for the trading of securities.

“Senior Creditors” means in respect of LBG (i) creditors of LBG whose claims are admitted to proof in the winding-up or administration of LBG and who are unsubordinated creditors of LBG and (ii) creditors of LBG whose claims are or are expressed to be subordinated to the claims of other creditors of LBG (other than those whose claims constitute, or would, but for any applicable limitation on the amount of such capital, constitute Tier 1 Capital or Tier 2 Capital of LBG, or whose claims rank or are expressed to rank pari passu with, or junior to, the claims of holders of the Subordinated Notes).

“Tier 1 Capital” has the meaning given to it by the Relevant Regulator from time to time.

“Tier 2 Capital” has the meaning given to it by the Relevant Regulator from time to time.

General

The Subordinated Notes will constitute our direct, unconditional, unsecured, unguaranteed and subordinated obligations ranking pari passu without any preference among themselves and ranking junior in right of payment to the claims of any existing and future unsecured and unsubordinated indebtedness of LBG. In a winding up or in the event that an administrator has been appointed in respect of us and notice has been given that it intends to declare and distribute a dividend, all amounts due in respect of or arising under (including any damages awarded for breach of any obligations under) the Subordinated Notes will be subordinated to, and subject in right of payment to the prior payment in full of, all claims of all Senior Creditors.

The rights and claims of the holders of the Subordinated Notes shall rank at least pari passu with the claims of holders of all obligations of LBG which constitute, or would but for any applicable limitation on the amount of such capital constitute, Tier 2 Capital of LBG and in priority to (1) the claims of holders of all obligations of LBG which constitute Tier 1 Capital of LBG, (2) the claims of holders of all undated or perpetual subordinated obligations of LBG and (3) the claims of holders of all share capital of LBG.

In addition, because we are a holding company, our rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, including in the case of bank subsidiaries, their depositors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

The Subordinated Notes will constitute a separate series of subordinated debt securities issued under the indenture dated as of November 4, 2014 (the “Subordinated Indenture”) between us and The Bank of New York Mellon acting through its London Branch, as trustee (the “Trustee”), as amended by an eighth supplemental indenture to be dated as of June 15, 2021 (the “Eighth Supplemental Indenture” and, together with the Subordinated Indenture, the “Indenture”) between us and the Trustee. Book-entry interests in the Subordinated Notes will be issued in minimum denominations of £100,000 and in integral multiples of £1,000 in excess thereof.

The Bank of New York Mellon, acting through its London Branch, is designated as the paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the Subordinated Notes in fully registered form. Upon issuance, the Subordinated Notes will be represented by one or more fully registered global certificates (“Global Certificates”). Each such Global Certificate will be deposited with a common depositary for Clearstream Banking, S.A. (“Clearstream, Luxembourg”) and Euroclear Bank SA/NV (“Euroclear” and, together with Clearstream, Luxembourg, the “Clearing Systems”) and registered in the name of such common depositary or its nominee. You will hold a beneficial interest in the Subordinated Notes through the facilities of Clearstream, Luxembourg and Euroclear. For a more detailed summary of the form of the Subordinated Notes and settlement and clearance arrangements, you should read “Description of Certain Provisions Relating to Debt Securities and Capital Securities—Form of Debt Securities and Capital Securities; Book-Entry System” in the accompanying prospectus.

Secondary market trading will occur in the ordinary way following the applicable rules and clearing system operating procedures of Clearstream, Luxembourg and Euroclear, as the case may be. Definitive debt securities will only be issued in limited circumstances described under “Description of Certain Provisions Relating to Debt Securities and Capital Securities—Form of Debt Securities and Capital Securities; Book-Entry System” in the accompanying prospectus.

Payment of principal of and interest, if any, on the Subordinated Notes, so long as the Subordinated Notes are represented by Global Certificates, will be made in immediately available funds. Beneficial interests in the Global Certificates will trade in the same-day funds settlement system of Clearstream, Luxembourg and Euroclear, as the case may be, and secondary market trading activity in such interests will therefore settle in same-day funds.

All payments in respect of the Subordinated Notes by us or our paying agent will be made subject to any deduction or withholding that may be imposed or levied by any jurisdiction. Except as provided under “—Payment of Additional Amounts” in the accompanying prospectus, no additional amounts will be paid on the Subordinated Notes with respect to any such amounts withheld. For the avoidance of doubt, notwithstanding anything to the contrary herein, if by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted or issued in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement, any of us, the Trustee, our paying agent or another withholding agent deducts and withholds from any amount payable on, or in respect of, the Subordinated Notes, the amounts so deducted or withheld shall be treated as having been paid to the holder of the Subordinated Notes, and no additional amounts will be paid on account of any such deduction or withholding. Neither we, the Trustee nor our paying agent shall have any liability in connection with our compliance with any such withholding obligation under applicable law.

Agreement with Respect to the Exercise of U.K. Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Subordinated Notes by purchasing or acquiring the Subordinated Notes, each holder (including each beneficial owner) of the Subordinated Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Subordinated Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Subordinated Notes into shares or other securities or other obligations of LBG or another person (and the issue to or conferral on the holder of such shares, securities or obligations), including by means of amendment, modification or variation of the terms of the Subordinated Notes; and/or (iii) the amendment or alteration of the maturity of the Subordinated Notes, or amendment of the amount of interest due on the Subordinated Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; any U.K. bail-in power may be exercised by means of variation of the terms of the Subordinated Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable (including principal that has become due and payable at the maturity date), but which have not been paid, prior to the exercise of any U.K. bail-in power. Each holder and each beneficial owner of the Subordinated Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Subordinated Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

For these purposes, a “U.K. bail-in power” is any write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to us and the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted in the United Kingdom within the context of the U.K. resolution regime under the Banking Act as the same has been or may be amended from time to time (whether pursuant to the Banking Reform Act 2013, secondary legislation or otherwise), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power).

According to the principles contained in the Banking Act, we expect that the relevant U.K. resolution authority would exercise its U.K. bail-in power in respect of the Subordinated Notes having regard to the hierarchy of creditor claims and that the holder or beneficial owner of the Subordinated Notes would be treated equally in respect of the exercise of the U.K. bail-in power with all other claims that would rank pari passu with the Subordinated Notes upon an insolvency of LBG.

No repayment of the principal amount of the Subordinated Notes or payment of interest on the Subordinated Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom applicable to us or other members of the Group. See also “Risk Factors—Under the terms of the Subordinated Notes, you will agree to be bound by and consent to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.”

Neither a reduction or cancellation, in part or in full, of the principal amount of, or interest on, the Subordinated Notes or the conversion thereof into another security or obligation of LBG or another person, as a result of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to LBG, nor the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes will be a default or an event of default for any purpose.

LBG’s obligations to indemnify the Trustee in accordance with the Section 6.07 of the Subordinated Indenture shall survive the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes.

By its acquisition of the Subordinated Notes, each holder and each beneficial owner of the Subordinated Notes to the extent permitted by the Trust Indenture Act of 1939, as amended (the “TIA”), waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes.

By its acquisition of the Subordinated Notes, each holder and each beneficial owner of the Subordinated Notes acknowledges and agrees that:

(i) the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes shall not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the TIA, as amended;

(ii) upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, the Trustee shall not be required to take any further directions from holders of the Subordinated Notes under Section 5.12 (Control by Holders) of the Subordinated Indenture, which section authorizes holders of a majority in aggregate outstanding principal amount of the Subordinated Notes to direct certain actions relating to the Subordinated Notes. The Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, the Subordinated Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of the Subordinated Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Subordinated Notes following such completion to the extent that LBG and the Trustee agree pursuant to a supplemental indenture, unless LBG and the Trustee agree that a supplemental indenture is not necessary; and

(iii) it shall be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Subordinated Notes and (ii) authorized, directed and requested the relevant Clearing System and any direct participant in such Clearing System or other intermediary through which it holds such Subordinated Notes to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Subordinated Notes as it may be imposed, without any further action or direction on the part of such holder or beneficial owner or the Trustee.

Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes, we shall provide a written notice to the Clearing Systems as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying holders and beneficial owners of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes only.

For a discussion of certain risk factors relating to the U.K. bail-in power, see “Risk Factors—Risks relating to the Subordinated Notes”.

Events of Default; Default; Limitation of Remedies

The applicable defaults, events of default and limitations of remedies which apply to the Subordinated Notes are described in the accompanying prospectus under “Description of Debt Securities—Events of Default; Default; Limitation of Remedies—Subordinated Debt Security Events of Default” and “Description of Debt Securities—Events of Default; Default; Limitation of Remedies—Subordinated Debt Security Defaults”.

Additional Issuances

We may, without the consent of the holders of the Subordinated Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Subordinated Notes described in this prospectus supplement except for the price to the public, issue date and first Interest Payment Date, provided however that such additional notes that form part of the same series as the Subordinated Notes must be fungible with the outstanding Subordinated Notes for U.S. federal income tax purposes. Any such additional notes, together with the Subordinated Notes offered by this prospectus supplement, will constitute a single series of securities under the Indenture. There is no limitation on the amount of Subordinated Notes or other debt securities that we may issue under the Indenture.

Optional Redemption

The Subordinated Notes will, subject to the satisfaction of the conditions described under “—Conditions to Redemption, Purchase, Substitution or Variation” below, be redeemable in whole, but not in part, at the option of LBG on any day falling in the period commencing on (and including) September 15, 2026 and ending on (and including) the Reset Date at 100% of their principal amount, together with any accrued and unpaid interest on the Subordinated Notes (“Accrued Interest”) to, but excluding, the date fixed for redemption.

Notice of any optional redemption of the Subordinated Notes will be given to holders not less than 15 nor more than 30 calendar days prior to the date fixed for redemption in accordance with “—Conditions to Redemption, Purchase, Substitution or Variation” below, and to the Trustee at least five (5) Business Days prior to the date notice is sent to holders, unless a shorter notice period shall be satisfactory to the Trustee.

Tax Redemption

If at any time a Tax Event has occurred, LBG may, subject to the satisfaction of the conditions described under “—Conditions to Redemption, Purchase, Substitution or Variation” below, redeem the Subordinated Notes, in whole but not in part, at any time, at 100% of their principal amount, together with any Accrued Interest to, but excluding, the date fixed for redemption.

A “Tax Event” will be deemed to have occurred if LBG determines that:

(1) as a result of a Tax Law Change, in making any payments on the Subordinated Notes, LBG has paid or will or would on the next payment date be required to pay any Additional Amounts (as defined in the accompanying prospectus) to any holder pursuant to “—Payment of Additional Amounts” below and/or

(2) a Tax Law Change would:

result in LBG not being entitled to claim a deduction in respect of any payments (or its corresponding funding costs as recognized in its financial statements) in respect of the Subordinated Notes in computing its taxation liabilities or the amount or value of such deduction to LBG would be materially reduced;

prevent the Subordinated Notes from being treated as loan relationships for United Kingdom tax purposes;

as a result of the Subordinated Notes being in issue, result in LBG not being able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which it is or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as of the Issue Date or any similar system or systems having like effect as may from time to time exist);

result in a United Kingdom tax liability, or the receipt of income or profit which would be subject to United Kingdom tax, in respect of a write-down of the principal amount of the Subordinated Notes or the conversion of the Subordinated Notes into shares or other obligations of LBG (including, pursuant to the terms and conditions of the Subordinated Notes or as a result of the exercise of any regulatory powers under the Banking Act 2009); or

result in a Subordinated Note or any part thereof being treated as a derivative or an embedded derivative for United Kingdom tax purposes,

in each case, provided that, LBG could not avoid the foregoing in connection with the Subordinated Notes by taking measures reasonably available to it.

“Tax Law Change” means a change in, or amendment to, the laws or regulations of the United Kingdom, or any political subdivision or authority therein or thereof, having the power to tax, including any treaty to which the United Kingdom is a party, or any change in any generally published application or interpretation of such laws, including a decision of any court or tribunal, or any change in the generally published application or interpretation of such laws by any relevant tax authority or any generally published pronouncement by any tax authority, which change, amendment or pronouncement (x) (subject to (y)) becomes effective on or after the Issue Date, or (y) in the case of a change in law, if such change is enacted by United Kingdom Act of Parliament or implemented by statutory instrument, on or after the Issue Date.

Notice of any redemption of the Subordinated Notes due to the occurrence of a Tax Event will be given to holders not less than 30 nor more than 60 calendar days prior to the relevant redemption date in accordance with “—Conditions to Redemption, Purchase, Substitution or Variation” below, and to the Trustee at least five (5) Business Days prior to the date notice is sent to holders, unless a shorter notice period shall be satisfactory to the Trustee.

Prior to the giving of any notice of redemption, LBG must deliver to the Trustee (i) a legal opinion, in a form satisfactory to the Trustee, to the effect that a Tax Event has occurred, and (ii) an officer’s certificate confirming that (1) all the conditions necessary for redemption have occurred and that LBG could not avoid the consequences of the Tax Event by taking measures reasonably available to it, and (2) that LBG has demonstrated to the satisfaction of the Relevant Regulator that the relevant change or event is material and was not reasonably foreseeable by LBG on the Issue Date. The Trustee shall be entitled to accept such opinion and officer’s certificate without any further inquiry and without liability to any person, in which event such opinion and officer’s certificate shall be conclusive and binding on the Trustee and the holders of the Subordinated Notes.

Capital Disqualification Event Redemption

We may redeem the Subordinated Notes, in whole but not in part, at any time, upon not less than 30 calendar days’ nor more than 60 calendar days’ notice to the holders of the Subordinated Notes, if at any time immediately prior to the giving of the notice referred to above a Capital Disqualification Event has occurred. In the event of such a redemption, the redemption price of the Subordinated Notes will be 100% of their principal amount together with any accrued but unpaid interest to, but excluding, the date fixed for redemption. Any right of redemption will be subject to the conditions set forth under “—Conditions to Redemption, Purchase, Substitution or Variation” below.

Prior to the giving of any notice of redemption, LBG must deliver to the Trustee an officer’s certificate stating that (1) a Capital Disqualification Event has occurred, and (2) LBG has demonstrated to the satisfaction of the Relevant Regulator that the relevant change was not reasonably foreseeable by LBG as at the Issue Date. The Trustee shall be entitled to accept such officer’s certificate without any further inquiry, in which event such officer’s certificate shall be conclusive and binding on the Trustee and the holders of the Subordinated Notes.

Substitution or Variation

If a Capital Disqualification Event has occurred and is continuing, then LBG may, subject to “—Conditions to Redemption, Purchase, Substitution or Variation” below, but without any requirement for the consent or approval of the holders of the Subordinated Notes, at any time (whether before, on or following the Reset Date) either substitute all (but not some only) of the Subordinated Notes for, or vary the terms of the Subordinated Notes so that they remain or, as appropriate, become, Compliant Securities, and the Trustee shall (subject to the below) agree to such substitution or variation. Upon the expiry of such notice, LBG shall either vary the terms of or substitute the Subordinated Notes, as the case may be.

Notice of any substitution or variation of the Subordinated Notes due to the occurrence of a Capital Disqualification Event will be given to holders not less than 30 nor more than 60 calendar days prior to the date of substitution or variation (as applicable), and to the Trustee at least five (5) Business Days prior to the date of such notice to holders, unless a shorter notice period shall be satisfactory to the Trustee. Such notice shall specify the date fixed for substitution or, as the case may be, variation of the Subordinated Notes and shall, except as otherwise provided herein, be irrevocable.

Prior to the giving of any notice of substitution or variation, LBG must deliver to the Trustee an officer’s certificate stating that a Capital Disqualification Event has occurred, setting out the details thereof, and stating that the terms of the relevant Compliant Securities comply with the definition thereof. The Trustee shall be entitled to accept such officer’s certificate without any further inquiry and without liability to any person, in which event such officer’s certificate shall be conclusive and binding on the Trustee and the holders and beneficial owners of the Subordinated Notes.

“Compliant Securities” means securities issued directly by LBG that:

(a) have terms not materially less favorable to an investor than the terms of the Subordinated Notes (as reasonably determined by LBG in consultation with an investment bank or financial adviser of international standing (which in either case is independent of LBG)) and provided that LBG has delivered an officer’s certificate to such effect (including as to such consultation) to the Trustee (upon which the Trustee shall be entitled to rely without further inquiry and without liability to any person) prior to the issue or variation of the relevant securities);

(b) subject to (a) above (1) contain terms which comply with the then current requirements of the Relevant Regulator in relation to Tier 2 capital; (2) provide for the same interest rate and Interest Payment Dates from time to time applying to the Subordinated Notes; (3) rank pari passu with the ranking of the Subordinated Notes; (4) preserve any existing rights under the Indenture to any accrued interest or other amounts which have not been either paid or canceled; and (5) preserve the obligations of LBG as to payments of principal in respect of the Subordinated Notes, including (without limitation) as to the timing and amount of such payments;

(c) are (1) listed on the New York Stock Exchange or (2) listed on such other stock exchange as is a Recognized Stock Exchange at that time as selected by LBG and;

(d) where the Subordinated Notes which have been substituted or varied had a published rating (solicited by, or assigned with the cooperation of, LBG) from a Rating Agency immediately prior to their substitution or variation, each such Rating Agency has ascribed, or announced its intention to ascribe, an equal or higher published rating to the relevant Compliant Securities.

“Recognized Stock Exchange” means a recognized stock exchange as defined in section 1005 of the U.K. Income Tax Act 2007 as the same may be amended from time to time and any provision, statute or statutory instrument replacing the same from time to time.

Purchases

We may at any time, and from time to time, purchase Subordinated Notes in the open market or by tender or by private agreement in any manner and at any price or at differing prices. Subordinated Notes purchased or otherwise acquired by us may be (i) held, (ii) resold or (iii) at our sole discretion, surrendered to the Trustee for cancellation (in which case all Subordinated Notes so surrendered will forthwith be cancelled in accordance with applicable law and thereafter may not be re-issued or resold). Any such purchases will be subject to the conditions set forth under “—Conditions to Redemption, Purchase, Substitution or Variation” below.

Conditions to Redemption, Purchase, Substitution or Variation

Any redemption, purchase, substitution or variation of the Subordinated Notes prior to the maturity date is subject to:

(a) LBG giving notice to the Relevant Regulator and the Relevant Regulator granting permission to LBG to redeem, purchase, substitute or vary the Subordinated Notes, as the case may be (in each case to the extent, and in the manner, required by the relevant Applicable Regulations); and

(b) in respect of any redemption of the Subordinated Notes proposed to be made prior to the fifth anniversary of the date of issuance of the Subordinated Notes, if and to the extent then required under the Applicable Regulations: (A) in the case of an optional redemption due to a Tax Event, LBG having demonstrated to the satisfaction of the Relevant Regulator that the relevant change or event is material and was not reasonably foreseeable by LBG as at the Issue Date; or (B) in the case of redemption following the occurrence of a Capital Disqualification Event, LBG having demonstrated to the satisfaction of the Relevant Regulator that the relevant change was not reasonably foreseeable by LBG as at the Issue Date;

(c) if and to the extent then required under the Applicable Regulations, either: (A) LBG having replaced the Subordinated Notes with instruments qualifying as own funds of equal or higher quality on terms that are sustainable for the income capacity of LBG; or (B) (save in the case of sub-paragraph (d)(A) below) LBG demonstrating to the satisfaction of the Relevant Regulator that the own funds and eligible liabilities of LBG would, following such redemption, purchase, substitution or variation exceed its minimum applicable capital requirements (including any applicable buffer requirements) by a margin that the Relevant Regulator considers necessary at such time; and

(d) in the case of any purchase prior to the fifth anniversary of the date of issuance of the Subordinated Notes, in addition to satisfying either of the conditions specified in paragraph (c) above, either: (A) LBG having, before or at the same time as such purchase, replaced the Subordinated Notes with own funds instruments of equal or higher quality at terms that are sustainable for the income capacity of LBG, and the Relevant Regulator having permitted such action on the basis of the determination that it would be beneficial from a prudential point of view and justified by exceptional circumstances; or (B) the relevant Subordinated Notes being purchased for market-making purposes in accordance with the Applicable Regulations.

Notwithstanding the above conditions, if, at the time of any redemption, purchase, substitution or variation, the then-prevailing Applicable Regulations permit the repayment or purchase only after compliance with one or more alternative or additional preconditions to those set out above, LBG shall comply with such other and/or, as appropriate, additional pre-condition(s).

Modification and Waiver

The modification and waiver provisions which apply to the Subordinated Notes are described in the accompanying prospectus under “Description of Debt Securities—Modification and Waiver”.

Payment of Additional Amounts

The payment of additional amounts provisions which apply to the Subordinated Notes (and exceptions thereto) are described in the accompanying prospectus under “Description of Debt Securities—Additional Amounts”. Holders and beneficial owners should note that we will not be required to pay any additional amounts to the extent that any withholding or deduction applied to payments of principal.

Waiver of Right to Set-Off

Subject to applicable law, no holder or beneficial owner of the Subordinated Notes may exercise or claim any right of set-off, counterclaim, combination of accounts, compensation or retention in respect of any amount owed to it by LBG arising under, or in respect of, or in connection with the Subordinated Notes and each holder and beneficial owner of the Subordinated Notes shall, by virtue of its holding of any Subordinated Notes, be deemed to have waived any right of set-off, counterclaim, or combination of accounts, compensation and retention with respect to such Subordinated Note or the Indenture (or between our obligations under or in respect of any Subordinated Note and any liability owed by a holder or the Trustee to us) that they might otherwise have against us, whether before or during our winding up. Notwithstanding the provisions of the foregoing sentence, if any of the said rights and claims of any holder of any Subordinated Note against LBG is discharged by set-off, compensation or retention, such holder will immediately pay an amount equal to the amount of such discharge to LBG (or, in the event of winding-up or administration of LBG, the liquidator or, as applicable, the administrator of LBG) and accordingly such discharge will be deemed not to have taken place.

Trustee; Direction of Trustee

LBG’s obligations to reimburse and indemnify the Trustee in accordance with Section 6.07 of the Subordinated Indenture (as amended by the Eighth Supplemental Indenture) shall survive the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes and the Indenture.

By purchasing and acquiring the Subordinated Notes, each holder (including each beneficial owner) of the Subordinated Notes acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the Subordinated Notes under Section 5.12 (Control by Holders) of the Subordinated Indenture, and (b) neither the Subordinated Indenture nor the Eighth Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the Subordinated Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of such Subordinated Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Subordinated Notes following such completion to the extent that LBG and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture.

In addition to the foregoing, the Trustee may decline to act or accept direction from holders unless it receives written direction from holders representing a majority in aggregate principal amount of the Subordinated Notes and security and/or indemnity satisfactory to the Trustee in its sole discretion. The Indenture shall not be deemed to require the Trustee to take any action which may conflict with applicable law, or which may be unjustly prejudicial to the holders not taking part in the direction, or which could subject the Trustee to risk or for which it is not indemnified to its satisfaction in its sole discretion.

The Trustee makes no representations regarding, and shall not be liable with respect to, the information set forth in this prospectus supplement.

Subsequent Holders’ Agreement

Holders and beneficial owners of the Subordinated Notes that acquire the Subordinated Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the Subordinated Notes that acquire the Subordinated Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Subordinated Notes related to the U.K. bail-in power.

Listing

We intend to apply for the listing of the Subordinated Notes on the New York Stock Exchange in accordance with its rules.

Governing Law

The Subordinated Indenture, the Eighth Supplemental Indenture and the Subordinated Notes are governed by, and construed in accordance with, the laws of the State of New York, except for the subordination and waiver of set-off provisions relating to the Subordinated Notes, which are governed by, and construed in accordance with, the laws of Scotland.

2. Prospectus Supplement - 0.695% Senior Callable Fixed-to-Fixed Rate Notes due 2024 and 1.627% Senior Callable Fixed-to-Fixed Rate Notes due 2027:
DESCRIPTION OF THE SENIOR NOTES

In this prospectus supplement, we refer to the 2024 Senior Notes and the 2027 Senior Notes collectively as the “Senior Notes”. The following is a summary of certain terms of the Senior Notes. It supplements the description of the general terms of the debt securities of any series we may issue contained in the accompanying prospectus under the heading “Description of Debt Securities”. If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

2024 Senior Notes

The 2024 Senior Notes will be issued in an aggregate principal amount of $1,000,000,000 and will mature on May 11, 2024. The 2024 Senior Notes bear interest at a fixed annual rate during the initial fixed rate period and at a reset annual rate during the reset fixed rate period, each as described below.

During the initial fixed rate period, interest will accrue from March 11, 2021 on the 2024 Senior Notes at a fixed rate of  0.695% per annum. Interest accrued on the Senior Notes during the initial fixed rate period will be payable semi-annually in arrears on May 11 and November 11 of each year, commencing on November 11, 2021 (long first interest period). We refer to each such interest payment date during the initial fixed rate period as a “fixed rate interest payment date”.

During the reset fixed rate period, interest will accrue on the 2024 Senior Notes at a fixed annual rate equal to the applicable U.S. Treasury Rate (as defined below) as determined by the Calculation Agent (as defined herein) on the 2024 Senior Notes Reset Determination Date (as defined below), plus 55 basis points (0.550%). Interest accrued on the 2024 Senior Notes during the reset fixed rate period will be payable semi-annually in arrears on November 11, 2023 and May 11, 2024. We refer to each such interest payment date during the reset fixed rate period as a “reset rate interest payment date”, and together with the fixed rate interest payment dates, the “interest payment dates”.

The “initial fixed rate period” is from, and including, March 11, 2021 to, but excluding, May 11, 2023 (the “2024 Senior Notes Reset Date”) and the “reset fixed rate period” starts from, and including, the 2024 Senior Notes Reset Date to, but excluding, May 11, 2024.

The “2024 Senior Notes Reset Determination Date” will be on the second business day immediately preceding the 2024 Senior Notes Reset Date.

2027 Senior Notes

The 2027 Senior Notes will be issued in an aggregate principal amount of $1,000,000,000 and will mature on May 11, 2027. The 2027 Senior Notes bear interest at a fixed annual rate during the initial fixed rate period and at a reset annual rate during the reset fixed rate period, each as described below.

During the initial fixed rate period, interest will accrue from March 11, 2021 on the 2027 Senior Notes at a fixed rate of  1.627 % per annum. Interest accrued on the Senior Notes during the initial fixed rate period will be payable semi-annually in arrears on May 11 and November 11 of each year, commencing on November 11, 2021 (long first interest period). We refer to each such interest payment date during the initial fixed rate period as a “fixed rate interest payment date”.

During the reset fixed rate period, interest will accrue on the 2027 Senior Notes at a fixed annual rate equal to the applicable U.S. Treasury Rate (as defined below) as determined by the Calculation Agent (as defined herein) on the 2027 Senior Notes Reset Determination Date (as defined below), plus 85 basis points (0.850%). Interest accrued on the 2027 Senior Notes during the reset fixed rate period will be payable semi-annually in arrears on November 11, 2026 and May 11, 2027. We refer to each such interest payment date during the reset fixed rate period as a “reset rate interest payment date”, and together with the fixed rate interest payment dates, the “interest payment dates”.

The “initial fixed rate period” is from, and including, March 11, 2021 to, but excluding, May 11, 2026 (the “2027 Senior Notes Reset Date”) and the “reset fixed rate period” starts from, and including, the 2027 Senior Notes Reset Date to, but excluding, May 11, 2027.

The “2027 Senior Notes Reset Determination Date” will be on the second business day immediately preceding the 2027 Senior Notes Reset Date.

Interest will be paid to holders of record of each series of Senior Notes in respect of the principal amount thereof outstanding 15 calendar days preceding the relevant interest payment date, whether or not a business day. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

General

The Senior Notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu and without any preference among themselves and at least pari passu, with all of our other outstanding unsecured and unsubordinated obligations, present and future, subject to such exceptions as may be provided by mandatory provisions of applicable law.

Each of the 2024 Senior Notes and the 2027 Senior Notes will constitute a separate series of senior debt securities issued under an indenture dated as of July 6, 2010 (the “Senior Indenture”) between us as Issuer and The Bank of New York Mellon as trustee (the “Trustee”), as amended by a thirteenth supplemental indenture to be dated as of March 11, 2021 (the “Thirteenth Supplemental Indenture” and, together with the Senior Indenture, the

“Indenture”) between us as Issuer and the Trustee. Book-entry interests in the Senior Notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

The principal corporate trust office of the Trustee in London, United Kingdom, is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the Senior Notes in fully registered form. Each series of the Senior Notes will be represented by one or more global securities in the name of a nominee of The Depository Trust Company (the “DTC”). You will hold beneficial interest in the Senior Notes through the DTC and its participants. The Underwriters expect to deliver the Senior Notes through the facilities of the DTC on March 11, 2021. For a more detailed summary of the form of the Senior Notes and settlement and clearance arrangements, you should read “Description of Certain Provisions Relating to Debt Securities and Capital Securities—Form of Debt Securities and Capital Securities; Book-Entry System” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Senior Notes through the DTC must trade in the DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream Luxembourg.

Definitive debt securities will only be issued in limited circumstances described under “Description of Certain Provisions Relating to Debt Securities and Capital Securities—Form of Debt Securities and Capital Securities; Book-Entry System” in the accompanying prospectus.

Payment of principal of and interest on the Senior Notes, so long as the Senior Notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of the DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

A “business day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York or in the City of London.

All payments in respect of the Senior Notes by us or our paying agent will be made subject to any deduction or withholding that may be imposed or levied by any jurisdiction. Except as provided under “—Payment of Additional Amounts” below, no additional amounts will be paid on the Senior Notes with respect to any such amounts withheld. For the avoidance of doubt, notwithstanding anything to the contrary herein, if by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted or issued in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement, any of us, the Trustee, our paying agent or another withholding agent deducts and withholds from any amount payable on, or in respect of, the Senior Notes, the amounts so deducted or withheld shall be treated as having been paid to the holder of the Senior Notes, and no additional amounts will be paid on account of any such deduction or withholding. Neither we, the Trustee nor our paying agent shall have any liability in connection with our compliance with any such withholding obligation under applicable law.

Initial Fixed Rate Period

Interest on the Senior Notes during the initial fixed rate period will be calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such period. If any scheduled fixed rate interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after such scheduled fixed rate interest payment date.

Reset Fixed Rate Period

Interest on the Senior Notes during the reset fixed rate period will be calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such period. The interest rate for the 2024 Senior Notes during the reset fixed rate period will be reset on the 2024 Senior Notes Reset Determination Date. The interest rate for the 2027 Senior Notes during the reset fixed rate period will be reset on the 2027 Senior Notes Reset Determination Date. If any scheduled reset rate interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after such scheduled reset rate interest payment date.

Determination of the U.S. Treasury Rate

The U.S. Treasury Rate shall be determined by The Bank of New York Mellon, London Branch as calculation agent (the “Calculation Agent”).

“U.S. Treasury Rate” means, with respect to the 2024 Senior Notes Reset Date or the 2027 Senior Notes Reset Date, as applicable, the rate per annum equal to: (1) the yield on actively traded U.S. Treasury securities adjusted to constant maturity for one-year maturities on the 2024 Senior Notes Reset Determination Date or the 2027 Senior Notes Reset Determination Date, as applicable, and appearing under the caption “Treasury constant maturities” on the 2024 Senior Notes Reset Determination Date or the 2027 Senior Notes Reset Determination Date, as applicable, in the applicable most recently published statistical release designated “H.15 Daily Update”, or any successor publication that is published by the Board of Governors of the Federal Reserve System that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, under the caption “Treasury Constant Maturities”, for the maturity of one year; or (2) if such release (or any successor release) is not published on the 2024 Senior Notes Reset Determination Date or the 2027 Senior Notes Reset Determination Date, as applicable, or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the 2024 Senior Notes Reset Date or the 2027 Senior Notes Reset Date, as applicable.

If the U.S. Treasury Rate cannot be determined, for whatever reason, as described under (1) or (2) above, “U.S. Treasury Rate” means the rate in percentage per annum as notified by the Calculation Agent to the Issuer equal to the yield on U.S. Treasury securities having a maturity of one year as set forth in the most recently published statistical release designated “H.15 Daily Update” under the caption “Treasury constant maturities” (or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury constant maturities” for the maturity of one year) on the 2024 Senior Notes Reset Determination Date or the 2027 Senior Notes Reset Determination Date, as applicable.

“Comparable Treasury Issue” means, with respect to the reset fixed rate period, the U.S. Treasury security or securities selected by the Issuer with a maturity date on or about the last day of the reset fixed rate period and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and having a maturity of one year.

“Comparable Treasury Price” means, with respect to the 2024 Senior Notes Reset Date or the 2027 Senior Notes Reset Date, respectively, (i) the arithmetic average of the Reference Treasury Dealer Quotations for the 2024 Senior Notes Reset Date or the 2027 Senior Notes Reset Date, as applicable, received by the Issuer (calculated on the 2024 Senior Notes Reset Determination Date preceding the 2024 Senior Notes Reset Date or the 2027 Senior Notes Reset Determination Date preceding the 2027 Senior Notes Reset Date, as applicable), after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if fewer than five such Reference Treasury Dealer Quotations are received by the Issuer, the arithmetic average of all such quotations, or (iii) if fewer than two such Reference Treasury Dealer Quotations are received by the Issuer, then such Reference Treasury Dealer Quotation as quoted in writing to the Issuer by a Reference Treasury Dealer.

“Reference Treasury Dealer” means each of up to five banks selected by the Issuer, or the affiliates of such banks, which are (i) primary U.S. Treasury securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues denominated in U.S. dollars.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and the 2024 Senior Notes Reset Date and the 2027 Senior Notes Reset Date, respectively, the arithmetic average, as determined by the Calculation Agent, of the bid and offered prices for the applicable Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, at 11:00 a.m. (New York City time), on the 2024 Senior Notes Reset Determination Date or the 2027 Senior Notes Reset Determination Date, as applicable.

All calculations of the Calculation Agent, in the absence of manifest error, will be conclusive for all purposes and binding on the Issuer, the Trustee, the paying agent and on the holders of the Senior Notes.

All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

The interest rate on each series of the Senior Notes during the reset fixed rate period will in no event be higher than the maximum rate permitted by law or lower than 0% per annum.

Optional Redemption

On at least 5 business days’ but no more than 30 business days’ prior written notice delivered to the registered holders of the Senior Notes, we may, in our sole discretion (but subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission) redeem a series of Senior Notes, in whole, but not in part, on May 11, 2023 for the 2024 Senior Notes and, in whole, but not in part, on May 11, 2026 for the 2027 Senior Notes , at a redemption price equal to 100% of the principal amount of the Senior Notes being redeemed plus any accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption (the “redemption date”).

Agreement with Respect to the Exercise of U.K. Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Senior Notes, the holders and beneficial owners of the Senior Notes will be required to agree that by purchasing or acquiring the Senior Notes, they acknowledge, accept, agree to be bound by and consent to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into shares or other securities or other obligations of LBG or another person; and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. Each holder and beneficial owner of the Senior Notes will further be required to acknowledge and agree that the rights of the holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

For these purposes, a “U.K. bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to LBG or its affiliates, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted in the United Kingdom within the context of the U.K. resolution regime under the Banking Act as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013 (the “Banking Reform Act 2013”), secondary legislation or otherwise, the “Banking Act”), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power.

According to the principles contained in the Banking Act, we expect that the relevant U.K. resolution authority would exercise its U.K. bail-in powers in respect of the Senior Notes having regard to the hierarchy of creditor claims (with the exception of excluded liabilities) and that the holders of the Senior Notes would be treated equally in respect of the exercise of the U.K. bail-in powers with all other claims that would rank pari passu with the Senior Notes upon an insolvency of the Issuer.

No repayment of the principal amount of the Senior Notes or payment of interest on the Senior Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom applicable to us or other members of the Group.

By purchasing or acquiring Senior Notes, each holder and beneficial owner of the Senior Notes: (i) acknowledges and agrees that the exercise of the U.K. bail-in power by the relevant U.K. resolution authority in respect of the Senior Notes shall not give rise to a default or an Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act (the “TIA”); (ii) to the extent permitted by the TIA, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes; and (iii) acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the Senior Notes under Section 5.12 of the Senior Indenture, and (b) neither the Senior Indenture nor the Thirteenth Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the Senior Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of such Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to such Senior Notes following such completion to the extent that LBG and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture.

By purchasing or acquiring the Senior Notes, each holder and beneficial owner shall be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Senior Notes and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Senior Notes to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Senior Notes as it may be imposed, without any further action or direction on the part of such holder or beneficial owner or the Trustee.

Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes, we shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying holders of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes.

For a discussion of certain risk factors relating to the U.K. bail-in power, see “Risk Factors—Risks relating to the Senior Notes”.

Events of Default; Default; Limitation of Remedies

Events of Default

An “Event of Default” with respect to a series of Senior Notes shall result if:

a court of competent jurisdiction makes an order which is not successfully appealed within 30 days; or

an effective shareholders’ resolution is validly adopted,

for the winding-up of LBG, other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

If an Event of Default occurs, the Trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding notes of such series of Senior Notes may declare to be due and payable immediately in accordance with the terms of the Indenture the principal amount of, and any accrued but unpaid interest, and any Additional Amounts (as defined below), on the Senior Notes of that series. However, after this declaration but before the Trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding notes of such series of Senior Notes may rescind the declaration of acceleration and its consequences, but only if all Events of Default have been remedied and all payments due, other than those due as a result of acceleration, in respect of such series of the Senior Notes have been made.

Defaults

A “Default” with respect to a series of Senior Notes shall result if:

any installment of interest in respect of the Senior Notes of such series is not paid on or before its Interest Payment Date and such failure continues for 14 days; or

all or any part of the principal of the Senior Notes of such series is not paid when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for seven days.

If a Default occurs with respect to a series of Senior Notes, the Trustee may commence a proceeding for the winding-up of LBG, provided that the Trustee may not (except in such winding-up, in accordance with “Events of Default” above) declare the principal amount of, or any other amount in respect of, the outstanding Senior Notes of any series to be due and payable.

However, a failure to make any payment on a series of Senior Notes shall not be a Default if it is withheld or refused in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction and LBG delivers a written opinion of legal advisors, who may be an employee of, or legal advisors for, LBG or other legal advisors, such opinion to be acceptable to the trustee (“Opinion of Counsel”), to the Trustee with that conclusion, at any time before the expiry of the applicable 14 day or seven day period by independent legal advisers, provided, however, that the Trustee may by notice to LBG require it to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the Trustee may be advised in an Opinion of Counsel, upon which opinion the Trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case LBG will forthwith take and expeditiously proceed with such action and will be bound by any final resolution of the doubt resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order then such payment will become due and payable on the expiration of 14 days (in the case of a Default in respect of a payment of interest) or seven days (in the case of a Default in respect of a payment of principal) after the Trustee gives written notice to LBG informing it of such resolution.

The Trustee may in its discretion proceed to protect and enforce its rights and the rights of holders of Senior Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Senior Indenture or in aid of the exercise of any power granted therein, or to enforce any other legal or equitable right vested in the Trustee by the Senior Indenture or by law, provided, however, that LBG shall not, as a result of the bringing of such judicial proceedings, be required to pay any amount representing or measured by reference to the principal of, or any interest on, the Senior Notes prior to any date on which the principal of, or any interest on, the Senior Notes would have otherwise been payable by LBG.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Senior Notes.

General

The holder or holders of not less than a majority in aggregate principal amount of the outstanding Senior Notes may waive any past Event of Default or Default in respect of such series, except an Event of Default or Default in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any Senior Note of such series or a covenant or provision of the Indenture which cannot be modified or amended without the consent of each holder of the Senior Notes of such series.

Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default or a Default occurs, the Trustee will be under no obligation to take direction from any holder or holders of the Senior Notes, unless they have offered reasonable indemnity to the Trustee. Subject to the Indenture provisions for the indemnification of the Trustee, the holder or holders of a majority in aggregate principal amount of the outstanding Senior Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, if the direction is not in conflict with any rule of law or with the Indenture and does not expose the Trustee to undue risk and the action would not be unjustly prejudicial to the holder or holders of the Senior Notes not taking part in that direction. The Trustee may take any other action that it deems proper which is not inconsistent with that direction.

The Indenture provides that the Trustee will, within 90 days after the occurrence of an Event of Default or a Default, give to each holder of a series of Senior Notes notice of the Event of Default or Default known to it, unless the Event of Default or Default, has been cured or waived in respect of such series. However, the Trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

We are required to furnish to the Trustee a statement as to our compliance with all conditions and covenants under the Indenture (i) annually, and (ii) within five business days of a written request from the Trustee.

Additional Issuances

We may, without the consent of the holders of the Senior Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as  a series of the Senior Notes described in this prospectus supplement except for the price to the public, issue date and first interest payment date, provided however that such additional notes that form part of any series of Senior Notes described in this prospectus supplement must be fungible with the outstanding Senior Notes of that series for U.S. federal income tax purposes. Any such additional notes, together with the Senior Notes offered by this prospectus supplement, will constitute a single series of securities under the Indenture. There is no limitation on the amount of Senior Notes or other debt securities that we may issue under such indenture.

Tax Redemption

In addition to our right to redeem each series of Senior Notes described above under “—Optional Redemption”, we may (subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission) redeem Senior Notes of any series  in whole but not in part if we determine that as a result of a change in or amendment to the laws or regulations of the United Kingdom or any political subdivision thereof or authority thereof that has the power to tax (a “U.K. taxing jurisdiction”) (including any treaty to which such U.K. taxing jurisdiction is a party), or any change in the application or interpretation of such laws or regulations (including a decision of any court or tribunal) which change or amendment becomes effective or applicable on or after March 11, 2021:

    in making any payments on the Senior Notes of the relevant series, we have paid or will or would on the next payment date be required to pay additional amounts;
     payments on the next payment date in respect of the Senior Notes of the relevant series would be treated as “distributions” within the meaning of Chapter 2 Part 23 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or re-enactment of such Act; or
    on the next payment date we would not be entitled to claim a deduction in respect of the payments in computing our U.K. taxation liabilities, or the value of the deduction to us would be materially reduced.

In the event of such a redemption, the redemption price of the Senior Notes of the relevant series will be 100% of their principal amount together with any accrued but unpaid interest to the date of redemption.

If we elect to redeem the Senior Notes of any series in accordance with this subsection, they will cease to accrue interest from the redemption date, unless there is a failure to pay the redemption price on the payment date. The circumstances in which we may redeem the Senior Notes of any series and the applicable procedures are described further in the accompanying prospectus under “Description of Debt Securities—Redemption of Senior Debt Securities”.

Loss Absorption Disqualification Event Redemption

We may, at our option (but subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission), having given not less than 30 nor more than 60 days’ notice to holders, redeem all but not some only of a series of Senior Notes outstanding at any time at 100% of their principal amount together with any accrued but unpaid interest to the date of redemption, if immediately prior to the giving of the notice referred to above, we notify the Trustee that a Loss Absorption Disqualification Event has occurred.

A “Loss Absorption Disqualification Event” shall be deemed to have occurred with respect to each series of Senior Notes if, as a result of any amendment to, or change in, the Loss Absorption Regulations, or any change in the application or official interpretation of the Loss Absorption Regulations, in any such case becoming effective on or after the issue date of the first tranche of the Senior Notes, such Senior Notes are or (in our opinion or the opinions of the Relevant Regulator and/or the United Kingdom resolution authority) are likely to be fully or partially excluded from LBG’s or the Group’s minimum requirements for (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments, in each case as such minimum requirements are applicable to LBG and/or the Group and determined in accordance with, and pursuant to, the relevant Loss Absorption Regulations; provided that a Loss Absorption Disqualification Event shall not occur where the exclusion of the Senior Notes from the relevant minimum requirement(s) is due to the remaining maturity of the Senior Notes being less than any period prescribed by any applicable eligibility criteria for such minimum requirements under the relevant Loss Absorption Regulations effective with respect to LBG and/or the Group on the issue date of the first tranche of the Senior Notes.

“Loss Absorption Regulations” means, at any time, the laws, regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments of the United Kingdom, the Relevant Regulator, the United Kingdom resolution authority, the Financial Stability Board and/or of the European Parliament or of the Council of the European Union, in each case, to the extent they then form part of the domestic law of the United Kingdom or are then in effect in the United Kingdom including, without limitation to the generality of the foregoing, any delegated or implementing acts (such as regulatory technical standards) adopted by the European Commission to the extent they then form part of the domestic law of the United Kingdom and any regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments adopted by the Relevant Regulator and/or the United Kingdom resolution authority from time to time (whether or not such regulations, requirements, guidelines, rules, standards or policies are applied generally or specifically to LBG or to the Group).

Conditions to redemption and purchase, etc.

Any redemption or purchase of a series of Senior Notes (other than redemption on the relevant maturity date), and any modification to the terms of a series of Senior Notes or any indenture relating thereto, is subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission therefor and otherwise to compliance with the Loss Absorption Regulations if and to the extent then required thereunder.

“Relevant Regulator” means the Prudential Regulation Authority, the Bank of England or such other governmental authority in the United Kingdom (or if LBG becomes domiciled in a jurisdiction other than the United Kingdom, in such other jurisdiction) having primary supervisory authority with respect to LBG and/or the Group with respect to prudential and/or resolution matters, as the case may be.

Payment of Additional Amounts

Amounts to be paid on the Senior Notes will be made without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, or fees imposed, levied, collected, withheld or assessed by or on behalf of a U.K. taxing jurisdiction, unless such deduction or withholding is required by law. If at any time a U.K. taxing jurisdiction requires us to make such deduction or withholding, we will pay additional amounts with respect to the principal of, interest and any other payments on, the Senior Notes (“Additional Amounts”) that are necessary in order that the net amounts paid to the holders of the Senior Notes, after the deduction or withholding, shall equal the amounts which would have been payable on the Senior Notes if the deduction or withholding had not been required. However, this will not apply to any such amount that would not have been payable or due but for the fact that:

    the holder or the beneficial owner of the Senior Notes is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, a U.K. taxing jurisdiction or otherwise having some connection with the U.K. taxing jurisdiction other than the holding or ownership of a Senior Note, or the collection of any payment of, or in respect of, principal of, or any interest or other payment on, any Senior Note;

    except in the case of a winding up in the United Kingdom, the Senior Notes are presented (where presentation is required) for payment in the United Kingdom;

    the relevant Senior Notes are presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the Senior Notes for payment at the close of that 30 day period;

    the holder or the beneficial owner of the Senior Notes or the beneficial owner of any payment of or in respect of principal of, or any interest or other payment on, the Senior Notes failed to comply with a request by us or our liquidator or other authorized person addressed to the holder to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or to make any declaration or other similar claim to satisfy any requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of a U.K. taxing jurisdiction as a precondition to exemption from all or part of the tax, levy, impost, duty, charge or fee;

    the deduction or withholding is imposed by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471- 1474 of the US Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted or issued in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement; or

    any combination of the above items,

nor shall Additional Amounts be paid with respect to the principal of, or any interest or other payment on, the Senior Notes to any holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder.

Whenever we refer in this prospectus supplement, in any context, to the payment of the principal of or any interest or other payments on, or in respect of, any Senior Note, we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.

Waiver of Right to Set-Off

Subject to applicable law, no holder may exercise or claim any right of set-off, counterclaim, combination of accounts, compensation or retention in respect of any amount owed to it by LBG arising under or in connection with the Senior Notes. By accepting a Senior Note, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to such Senior Note or the Indenture (or between our obligations under or in respect of any Senior Note and any liability owed by a holder or the Trustee to us) that they might otherwise have against us, whether before or during our winding up. Notwithstanding the provisions of the foregoing sentence, if any of the said rights and claims of any holder of any Senior Note against LBG is discharged by set-off, compensation or retention, such holder will immediately pay an amount equal to the amount of such discharge to LBG (or, in the event of winding-up or administration of LBG, the liquidator or, as applicable, the administrator of LBG) and accordingly such discharge will be deemed not to have taken place.

Trustee; Direction of Trustee

Our obligations to indemnify the Trustee in accordance with Section 6.07 of the Senior Indenture (as amended by the Thirteenth Supplemental Indenture) shall survive the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes and the Indenture.

By purchasing or acquiring the Senior Notes, each holder (including each beneficial owner) of the Senior Notes acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the Senior Notes under Section 5.12 of the Senior Indenture, and (b) neither the Senior Indenture nor the Thirteenth Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the Senior Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of such Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to such Senior Notes following such completion to the extent that LBG and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture.

In addition to the foregoing, the Trustee may decline to act or accept direction from holders unless it receives written direction from holders representing a majority in aggregate principal amount of the Senior Notes and security and/or indemnity satisfactory to the Trustee in its sole discretion. The Indenture shall not be deemed to require the Trustee to take any action which may conflict with applicable law, or which may be unjustly prejudicial to the holders not taking part in the direction, or which would subject the Trustee to undue risk or for which it is not indemnified to its satisfaction in its sole discretion.

The Trustee makes no representations regarding, and shall not be liable with respect to, the information set forth in this prospectus supplement.

Subsequent Holders’ Agreement

Holders and beneficial owners of the Senior Notes that acquire the Senior Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the Senior Notes that acquire the Senior Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Senior Notes related to the U.K. bail-in power.

Listing

We intend to apply for the listing of each series of Senior Notes on the New York Stock Exchange in accordance with its rules.

Governing Law

The Senior Indenture, the Thirteenth Supplemental Indenture and the Senior Notes are governed by, and construed in accordance with, the laws of the State of New York.

3. Prospectus Supplement -1.326% Senior Callable Fixed-to-Fixed Rate Notes due 2023
Please refer to pages 4-13 of Exhibit 2(d) of the Group’s Annual Report on Form 20-F for the fiscal year ended December 31, 2020 (the “2020 Annual Report”).

4. Prospectus Supplement - 3.870% Senior Callable Fixed-to-Fixed Rate Notes due 2025:
Please refer to pages 13-22 of Exhibit 2(d) of the 2020 Annual Report.
5. Prospectus Supplement - 2.438% Senior Callable Fixed-to-Fixed Rate Notes due 2026:
Please refer to pages 22-31 of Exhibit 2(d) of the 2020 Annual Report.
6. Prospectus Supplement - 2.858% Senior Callable Fixed-to-Floating Rate Notes due 2023:
Please refer to pages 28-42 of Exhibit 2(d) of the 2019 Annual Report.
C. Base Prospectus - dated June 2, 2016:
Please refer to pages 42-58 of Exhibit 2(d) of the 2019 Annual Report.
1. Prospectus Supplement - 3.900% Senior Notes due 2024:
Please refer to pages 58-66 of Exhibit 2(d) of the 2019 Annual Report.
2. Prospectus Supplement - 4.050% Senior Notes due 2023 and 4.550% Senior Notes due 2028:
Please refer to pages 66-73 of Exhibit 2(d) of the 2019 Annual Report.
3.Prospectus Supplement - Senior Floating Rate Notes due 2021:
Please refer to pages 73-83 of Exhibit 2(d) of the 2019 Annual Report.
4. Prospectus Supplement - 3.300% Senior Notes due 2021 and Floating Rate Notes due 2021:
Please refer to pages 83-90 of Exhibit 2(d) of the 2019 Annual Report.
5. Prospectus Supplement - 4.450% Senior Notes due 2025:
Please refer to pages 90-98 of Exhibit 2(d) of the 2019 Annual Report.
6. Prospectus Supplement - 4.375% Notes due 2028:
Please refer to pages 98-106 of Exhibit 2(d) of the 2019 Annual Report.
7. Prospectus Supplement - 4.344% Fixed Rate Subordinated Debt Securities due 2048:
Please refer to pages 106-117 of Exhibit 2(d) of the 2019 Annual Report.
8. Prospectus Supplement - 2.907% Senior Callable Fixed-to-Floating Rate Notes due 2023 and 3.574% Senior Callable Fixed-to-Floating Rate Notes due 2028:
Please refer to pages 117-126 of Exhibit 2(d) of the 2019 Annual Report.
9. Prospectus Supplement - 3.000% Senior Notes due 2022 and 3.750% Senior Notes due 2027:
Please refer to pages 126-133 of Exhibit 2(d) of the 2019 Annual Report.
10. Prospectus Supplement - 3.100% Senior Notes due 2021:
Please refer to pages 133-138 of Exhibit 2(d) of the 2019 Annual Report.
D. Base Prospectus - dated June 7, 2013:
Please refer to pages 138-152 of Exhibit 2(d) of the 2019 Annual Report.
1. Prospectus Supplement - 4.650% Fixed Rate Subordinated Debt Securities due 2026:
Please refer to pages 152-163 of Exhibit 2(d) of the 2019 Annual Report.

2. Prospectus Supplement - 3.500% Senior Notes due 2025:
Please refer to pages 168-173 of Exhibit 2(d) of the 2019 Annual Report.
3. Prospectus Supplement - 4.500% Fixed Rate Subordinated Debt Securities due 2024:
Please refer to pages 179-187 of Exhibit 2(d) of the 2019 Annual Report.
E. Prospectus - Offer to Exchange 4.582% Subordinated Debt Securities due 2025 and 5.300% Subordinated Debt Securities due 2045 for New 4.582% Subordinated Debt Securities due 2025 and New 5.300% Subordinated Debt Securities due 2045:
Please refer to pages 202-215 of Exhibit 2(d) of the 2019 Annual Report.